MASTER LEASE DOCUMENT

                          GENERAL TERMS AND CONDITIONS

                            DATED AS OF MAY 10, 1996

                          FOR LEASES TO BE EXECUTED BY

                     HEALTH AND RETIREMENT PROPERTIES TRUST,
                                (THE "LANDLORD")

                                       AND

                               MARIETTA/SCC, INC.
                               GLENWOOD/SCC, INC.
                                DUBLIN/SCC, INC.
                                 MACON/SCC, INC.
                                       AND
                             COLLEGE PARK/SCC, INC.
                          (COLLECTIVELY, THE "TENANTS")




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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

ARTICLE 1

          DEFINITIONS.........................................................2

ARTICLE 2

          LEASED PROPERTY AND TERM...........................................16

             2.1       Leased Property.......................................16
             2.2       Condition of Leased Property..........................17
             2.3       Fixed Term............................................17
             2.4       Extended Term.........................................17
ARTICLE 3

          RENT...............................................................18

             3.1       Rent..................................................18
             3.2       Late Payment of Rent..................................24
             3.3       Net Lease.............................................25
             3.4       No Termination, Abatement, Etc........................25
             3.5       Security Deposit......................................26
ARTICLE 4

          USE OF THE APPLICABLE LEASED PROPERTY..............................26

             4.1       Permitted Use.........................................26
             4.2       Compliance with Legal and Insurance
                         Requirements, Etc...................................27
             4.3       Compliance with Medicaid and Medicare Requirements....27
             4.4       Environmental Matters.................................28

ARTICLE 5

          MAINTENANCE AND REPAIRS............................................30

             5.1       Maintenance and Repair................................30
             5.2       Tenant's Personal Property............................32
             5.3       Yield Up..............................................32
             5.4       Encroachments, Restrictions, Etc......................33
             5.5       Landlord to Grant Easements, Etc......................33


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ARTICLE 6

          CAPITAL ADDITIONS, ETC.............................................34

             6.1       Construction of Capital Additions
                        to the Leased Property...............................34
             6.2       Capital Additions Financed or Paid For by Tenant......35
             6.3       Capital Additions Financed by Landlord................37
             6.4       Non-Capital Additions.................................38
             6.5       Salvage...............................................38

ARTICLE 7

          LIENS..............................................................39
             7.1       Liens.................................................39
             7.2       Landlord's Lien.......................................39

ARTICLE 8

          PERMITTED CONTESTS.................................................40

ARTICLE 9

          INSURANCE AND INDEMNIFICATION......................................41

             9.1       General Insurance Requirements........................41
             9.2       Replacement Cost......................................42
             9.3       Waiver of Subrogation.................................42
             9.4       Form Satisfactory, Etc................................42
             9.5       Blanket Policy........................................43
             9.6       No Separate Insurance.................................43
             9.7       Indemnification of Landlord...........................44

ARTICLE 10

          CASUALTY...........................................................44

             10.1      Insurance Proceeds....................................44
             10.2      Damage or Destruction.................................45
             10.3      Damage Near End of Term...............................47
             10.4      Tenant's Property.....................................47
             10.5      Restoration of Tenant's Property......................47
             10.6      No Abatement of Rent..................................47
             10.7      Waiver................................................48


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ARTICLE 11

          CONDEMNATION.......................................................48

             11.1      Total Condemnation, Etc...............................48
             11.2      Partial Condemnation..................................48
             11.3      Abatement of Rent.....................................49
             11.4      Temporary Condemnation................................50
             11.5      Allocation of Award...................................50

ARTICLE 12

          DEFAULTS AND REMEDIES..............................................50

             12.1      Events of Default.....................................50
             12.2      Remedies..............................................54
             12.3      TENANT'S WAIVER.......................................56
             12.4      Application of Funds..................................56
             12.5      Failure to Conduct Business...........................56
             12.6      Landlord's Right to Cure Tenant's Default.............57
             12.7      Trade Names...........................................57

ARTICLE 13

          HOLDING OVER.......................................................57

ARTICLE 14

          LANDLORD'S DEFAULT.................................................58

ARTICLE 15

          PURCHASE OF LEASED PROPERTY........................................58

ARTICLE 16

          SUBLETTING AND ASSIGNMENT..........................................59

             16.1      Subletting and Assignment.............................59
             16.2      Required Sublease Provisions..........................60
             16.3      Permitted Sublease....................................61
             16.4      Sublease Limitation...................................61


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ARTICLE 17

          ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.....................61

             17.1      Estoppel Certificates.................................61
             17.2      Financial Statements..................................62
             17.3      General Operations....................................63

ARTICLE 18

          LANDLORD'S RIGHT TO INSPECT........................................64

ARTICLE 19

          APPRAISAL..........................................................64

             19.1      Appraisal Procedure...................................64
             19.2      Landlord's Right to Appraisal.........................65

ARTICLE 20

          LANDLORD'S OPTION TO PURCHASE......................................65

             20.1      Landlord's Option to Purchase the
                         Tenant's Personal Property; Transfer of Licenses....65

ARTICLE 21

          FACILITY MORTGAGES.................................................66

             21.1      Landlord May Grant Liens..............................66
             21.2      Subordination of Lease................................66
             21.3      Notice to Mortgagee and Ground Landlord...............68




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ARTICLE 22

          ADDITIONAL COVENANTS OF TENANT.....................................68

             22.1      Prompt Payment of Indebtedness........................68
             22.2      Conduct of Business...................................68
             22.3      Accreditation.........................................68
             22.4      Maintenance of Accounts and Records...................69
             22.5      Notice of Change of Name, Administrator, Etc..........69
             22.6      Notice of Litigation, Potential Event of
                         Default, Etc........................................69
             22.7      Indebtedness of Tenant................................69
             22.8      Distributions, Payments to Affiliates, Etc............70
             22.9      Investments...........................................71
             22.10     Prohibited Transactions...............................72
             22.11     Management of Leased Property.........................72
             22.12     Liens and Encumbrances................................72
             22.13     Merger; Sale of Assets; Etc...........................73
             22.14     Definitions...........................................73

ARTICLE 23

          MISCELLANEOUS......................................................74

             23.1      Limitation on Payment of Rent.........................74
             23.2      No Waiver.............................................74
             23.3      Remedies Cumulative...................................75
             23.4      Severability..........................................75
             23.5      Acceptance of Surrender...............................75
             23.6      No Merger of Title....................................75
             23.7      Conveyance by Landlord................................75
             23.8      Quiet Enjoyment.......................................76
             23.9      NON-LIABILITY OF TRUSTEES.............................76
             23.10     Landlord's Consent of Trustees........................76
             23.11     Memorandum of Lease...................................77
             23.12     Notices...............................................77
             23.13     Incorporation by Reference............................78
             23.14     Construction..........................................78
             23.15     CONSENT TO JURISDICTION...............................78
             23.16     WAIVER OF JURY TRIAL..................................79
             23.17     GOVERNING LAW.........................................79



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                              MASTER LEASE DOCUMENT
                          GENERAL TERMS AND CONDITIONS

           This MASTER LEASE DOCUMENT, GENERAL TERMS AND CONDITIONS (hereinafter, the "MASTER LEASE DOCUMENT"), dated as of May 10, 1996 is prepared for and will be adopted as part of each lease to be executed by HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust, having its principal office at 400 Centre Street, Newton, Massachusetts 02158, ("LANDLORD"), and MARIETTA/SCC, INC., GLENWOOD/SCC, INC., DUBLIN/SCC, INC., MACON/SCC, INC., AND COLLEGE PARK/SCC, INC., each a Georgia corporation, having their principal office at 3050 North Horseshoe Drive, Naples, Florida 33942 (collectively, the "TENANTS").


                                    RECITALS

           This Master Lease Document is made and entered into with reference to the following recitals:

A. Community Care of America, Inc., a Delaware corporation ("COMMUNITY CARE") has entered into (a) an Amended and Restated Agreement and Plan or Reorganization dated as of May 10, 1996 (the "MERGER AGREEMENT") among Community Care, as buyer, Southern Care Centers, Inc., a Georgia corporation ("SCC"), Michael A. Himmelstein and Wallace E. Olson, sole shareholders of SCC, as sellers and CCA Acquisition I, Inc., a newly- formed Delaware corporation and a wholly owned subsidiary of Community Care ("NEWCO"), pursuant to which SCC will merge with and into Newco, which will remain a wholly owned subsidiary of Community Care;

B. Pursuant to a commitment letter dated May 8, 1996 (the COMMITMENT LETTER") between Community Care and Landlord, Landlord has agreed to acquire from each Tenant and simultaneously lease back to such Tenant, certain real property and related improvements and personal property (collectively, the "COLLECTIVE LEASED PROPERTIES", and each a "LEASED PROPERTY", as such terms are further defined below), located in Georgia and as otherwise described on EXHIBIT A-1 hereto. Each such property will be operated by such Tenant for the Primary Intended Use (as further defined below) described on EXHIBIT A-2 hereto.

C. Landlord and each Tenant have executed and delivered a lease for each Leased Property, each in substantially the form of EXHIBIT B hereto and incorporating by reference all of the terms and conditions of this Master Lease Document. Each such lease is hereinafter referred to as a "LEASE".

D. Pursuant to that certain Master Lease Document, General Terms and Conditions dated as of December 30, 1993 (as amended on July __, 1994 and November 1, 1994, the "1993 MASTER LEASE DOCUMENT") and various Facility Leases entered into by the Landlord and



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           ECA  Holdings,  Inc., a Delaware  corporation  ("ECA") in  connection therewith, Landlord currently leases to ECA certain real property, and the related improvements and personal property, located in Colorado, Iowa, Kansas, Missouri and Wyoming (such leases being the
           "1993   LEASES"   and  such   properties   being  the  "1993   LEASED
           PROPERTIES").

E. Pursuant to that certain Master Lease Document, General Terms and Conditions dated as of April 1, 1995 (the "1995 MASTER LEASE DOCUMENT") and various Facility Leases entered into by Landlord and ECA in connection therewith, Landlord currently leases to ECA certain real property and the related improvements and personal property located in Iowa, Kansas, Missouri and Nebraska (such leases being the "1995 LEASES" and such properties being the "1995 LEASED PROPERTIES").

F. Notwithstanding anything herein to the contrary, the terms and conditions of this Master Lease Document shall be construed and interpreted as to each Lease as if a separate lease containing all the terms of this Master Lease Document and such Lease had been executed by Landlord and the relevant Tenant with respect to the Leased Property described in such Lease (hereinafter referred to as the "APPLICABLE LEASED PROPERTY").

           NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and each Tenant (hereinafter, "TENANT") agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

           For all purposes of this Master Lease Document, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied, (iii) the use in this Master Lease Document of "Articles," "Sections" and terms denoting other subdivisions shall refer to the designated Articles, Sections and other subdivisions of this Master Lease Document, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import shall refer to this Master Lease Document as a whole and not to any particular Article, Section or other subdivision.

           ADDED VALUE PERCENTAGE:  As defined in SECTION 6.2.2(A).

           ADDITIONAL RENT:  As defined in SECTION 3.1.2(A).

           ADDITIONAL CHARGES:  As defined in SECTION 3.1.4.



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           ADJUSTED  PURCHASE  PRICE  shall  mean,  for  the  applicable  Leased
Property, the Purchase Price of such Leased Property PLUS the aggregate amount of all disbursements made by Landlord with respect to such Leased Property pursuant to the terms of any renovation funding agreement, PLUS any other amount disbursed or advanced by Landlord to finance, or to reimburse the Tenant for its financing of, any Capital Addition to such Leased Property LESS the amount of any Award or the proceeds of any insurance received by Landlord in connection with a partial Condemnation or a partial casualty involving the applicable Leased Property as described in SECTION 11.2 or 10.2.2, and not applied by Landlord to the restoration of the applicable Leased Property as provided therein.

           AFFILIATE shall mean as to any Person (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more on a consolidated basis, of the outstanding capital stock, shares, equity or beneficial interests of such Person, (c) any officer, director, employee, general partner or trustee of such Person or any other Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person), or (d) with respect to any individual, a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree, of such individual. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

           APPLICABLE LAWS:  As defined in SECTION 4.4.

           AWARD shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the applicable Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

           BASE NET PATIENT REVENUES shall mean, with reference to any Leased Property, (i) for the Fixed Term and the First Extended Term, the aggregate amount of Net Patient Revenues for such Leased Property for the Lease Year ending April 30, 1997 and (ii) for the Second Extended Term, the aggregate amount of Net Patient Revenues for such Leased Property for the Lease Year ending December 31, 2023.

           BASE NON-INPATIENT REVENUES shall mean, with reference to any Leased Property, (i) for the Fixed Term and the First Extended Term, the aggregate amount of Non-Inpatient Revenues for such Leased Property for the Lease Year ending April 30, 1997 and (ii) for the Second Extended Term, the aggregate amount of Non-Inpatient Revenues for such Leased Property for the Lease Year ending December 31, 2023.



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           BUSINESS DAY shall mean any day other than Saturday,  Sunday,  or any other day on which banking institutions in the State are authorized by law or executive action to close.

           CAPITAL ADDITION shall mean one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements with respect to the applicable Leased Property, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land during the Term, including, the construction of a new wing or new story, the renovation of existing improvements on such Leased Property in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the bed capacity of the Facility located on the applicable Leased Property, to change the purpose for which such beds are utilized or to materially improve the quality of such Facility.

           CAPITAL ADDITIONS COST shall mean the cost of any Capital Addition proposed to be made by Tenant to the applicable Leased Property, whether paid for by Tenant or Landlord. Such cost shall include (a) the cost of construction of the Capital Addition, including site preparation and improvement, materials, labor, supervision, developer and administrative fees, legal fees, and related design, engineering and architectural services, the cost of any fixtures, the cost of equipment and other personalty, the cost of construction financing (including, but not limited to, capitalized interest) and other miscellaneous costs approved by Landlord, (b) if agreed to by Landlord in writing, in advance, the cost of any land (including all related acquisition costs incurred by Tenant) contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction, (d) title insurance charges, (e) reasonable attorneys' fees and expenses, (f) filing, registration and recording taxes and fees, (g) documentary stamp or transfer taxes, and (h) all actual and reasonable costs and expenses of Landlord and Tenant and, if agreed to by Landlord in writing, in advance, of any Lending Institution committed to finance the Capital Addition, including, but not limited to, all (i) reasonable attorneys' fees and expenses, (ii) printing expenses, (iii) filing, registration and recording taxes and fees, (iv) documentary stamp or transfer taxes, (v) title insurance charges and appraisal fees, (vi) rating agency fees, and (vii) commitment fees charged by any Lending Institution advancing or offering to advance any portion of any financing to which Landlord has consented in writing for such Capital Addition.

           CHANGE IN CONTROL shall be deemed to exist if (a) Newco shall cease to own all the issued and outstanding capital stock of any Tenant, or (b) Community Care shall cease to own all the issued and outstanding capital stock of Newco, or (c) any Person, or two or more Persons acting in concert, shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more, or rights, options or warrants to acquire 20% or more, of the outstanding shares of voting stock of Community Care, or (d) the merger or consolidation of Community Care, Newco or any Tenant with or into any other Person or any one


                                      - 4 -

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or more sales or  conveyances to any Person of all or  substantially  all of the assets of Community Care, Newco or any Tenant.

           CODE shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

           COLLECTIVE LEASED PROPERTIES shall mean, at any time and from time to time at the time of determination, all of the Leased Properties that are then subject to a Lease.

           COMMENCEMENT DATE:  As defined in the applicable Lease.

           COMMUNITY CARE shall mean Community Care of America, Inc., a Delaware corporation, and its successors and assigns.

           CONDEMNATION shall mean, as to the applicable Leased Property, (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, and (c) a taking or voluntary conveyance of all or part of such Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting such Leased Property, whether or not the same shall have actually been commenced.

           CONDEMNOR shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

           CONSOLIDATED FINANCIALS shall mean, for any Fiscal Year or other accounting period of Community Care and its consolidated subsidiaries, annual audited and quarterly unaudited financial statements prepared on a consolidated basis, including Community Care's consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented.

           DATE OF TAKING shall mean, as to the applicable Leased Property, the date the Condemnor has the right to possession of such Leased Property, or any portion thereof, in connection with a Condemnation.

           DEFAULT shall mean (a) any Event of Default or (b) any condition or event that has occurred and is continuing and that (i) with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default and (ii) either relates to the payment of Rent or relates to a matter as to which Landlord has given Notice of default to any Tenant.



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           DEPOSIT shall mean the cash collateral deposited with Landlord,  from time to time, pursuant to the Deposit Pledge Agreement (initially, $850,000).

           DEPOSIT PLEDGE AGREEMENT shall mean the Deposit Pledge Agreement of even date herewith executed by Community Care in favor of Landlord, relating to the cash collateral deposited with Landlord by Community Care, as such agreement may be modified, amended or supplemented from time to time.

           DISTRIBUTION:  As defined in SECTION 22.14.

           ENCUMBRANCE:  As defined in SECTION 21.1.

           ENVIRONMENTAL OBLIGATION:  As defined in SECTION 4.4.

           ENVIRONMENTAL NOTICE:  As defined in SECTION 4.4.

           ENVIRONMENTAL REPORT:  As defined in SECTION 4.4.

           EVENT OF DEFAULT:  As defined in SECTION 12.1.

           EXCESS NET PATIENT REVENUES shall mean, for the applicable Leased Property for any Lease Year or quarter thereof, the amount of Net Patient
Revenues for such Leased Property for such Lease Year (or applicable quarter thereof) in excess of the Base Net Patient Revenues for such Leased Property (or, with respect to any quarter in any Lease Year, twenty-five percent (25%) of the Base Net Patient Revenues for such Leased Property); PROVIDED that such term shall mean, (i) with respect to any partial Lease Year (other than as to any complete quarter thereof), the amount by which the Net Patient Revenues for such Leased Property for such partial Lease Year exceeds the product of (x) a fraction of which the numerator is the number of days in such partial Lease Year, and the denominator is 360, MULTIPLIED BY (y) the Base Net Patient Revenues for such Leased Property; and (ii) with respect to any partial quarter, the amount by which the Net Patient Revenues for such Leased Property for such partial quarter exceeds the product of (x) a fraction of which the numerator is the number of days in such partial quarter, and the denominator is 360, MULTIPLIED BY (y) the Base Net Patient Revenues for such Leased Property.

           EXCESS NON-INPATIENT REVENUES shall mean, for the applicable Leased Property for any Lease Year or quarter thereof, the amount of Non-Inpatient Revenues for such Leased Property for such Lease Year (or applicable quarter thereof) in excess of the Base Non-Inpatient Revenues for such Leased Property (or, with respect to any quarter in any Lease Year, twenty-five percent (25%) of the Base Non-Inpatient Revenues for such Leased Property); PROVIDED that such term shall mean, (i) with respect to any partial Lease Year (other than as to any complete quarter thereof), the amount by which the Non-Inpatient Revenues for such Leased Property for such partial Lease Year exceeds the product of (x) a fraction of which the numerator is the number of days in such partial Lease Year, and the denominator is 360, MULTIPLIED BY (y) the Base Non-


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Inpatient  Revenues  for such  Leased  Property;  and (ii) with  respect  to any partial quarter, the amount by which the Non-Inpatient Revenues for such Leased Property for such partial quarter exceeds the product of (x) a fraction of which the numerator is the number of days in such partial quarter, and the denominator is 360, MULTIPLIED BY (y) the Base Non-Inpatient Revenues for such Leased Property.

           EXTENDED TERM(S):  As defined in SECTION 2.4.

           FACILITY shall mean the facility offering health care or related services being operated or proposed to be operated on the applicable Leased Property.

           FACILITY  MORTGAGE  shall  mean  any  Encumbrance   placed  upon  the
applicable Leased Property in accordance with ARTICLE 21 hereof.

           FACILITY MORTGAGEE shall mean the holder of any Facility Mortgage.

           FACILITY TRADE NAME shall mean any name under which any Tenant has conducted the business of operating the Facility located on the applicable Leased Property at any time during the Term.

           FAIR MARKET ADDED VALUE shall mean, as to any applicable Leased Property, the Fair Market Value of such Leased Property (including all Capital Additions) less the Fair Market Value of such Leased Property determined as if no Tenant's Capital Additions had been constructed.

           FAIR MARKET RENTAL shall mean, as to the applicable Leased Property, the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property (including all Capital Additions other than Tenant's Capital Additions) on the terms and conditions of the applicable Lease for the term in question, assuming Tenant is not in default thereunder and determined by agreement between Landlord and Tenant, or, failing agreement, in accordance with the appraisal procedures set forth in ARTICLE 19 hereof or in such other manner as shall be mutually acceptable to Landlord and Tenant. The determination of such Fair Market Rental shall be made without regard to the fact that Additional Rent may be payable.

           FAIR MARKET VALUE shall mean the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for the applicable Leased Property, (a) assuming the same is unencumbered by the applicable Lease, (b) determined in accordance with the appraisal procedures set forth in ARTICLE 19 hereof or in such other manner as shall be mutually acceptable to Landlord and the applicable Tenant, and (c) not taking into account any reduction in value resulting from any indebtedness to which such Leased Property is subject.

           FAIR MARKET VALUE PURCHASE PRICE shall mean the Fair Market Value of the applicable Leased Property less the Fair Market Added Value.

           FINANCIAL OFFICER'S CERTIFICATE shall mean, as to any Person, a certificate of the financial officer of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to SECTION 17.2, in which such officer shall (a) certify that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby, (b) certify that such officer has reviewed the Leases and has no knowledge of any material default by Tenants, Community Care or any other Guarantor in the performance or observance of any of the provisions of the Leases or any other Transaction Document or of any condition or event which constitutes an Event of Default under the Leases or any of the Transaction Documents or which with the passage of time or the giving of notice or both would become such an Event of Default, and (c) provide computations and schedules showing in reasonable detail compliance, as at the date of each such financial statement, with SECTION 22.8 of the Master Lease Document.

           FISCAL YEAR shall mean the twelve (12) month period from January 1 to December 31.

           FIXED TERM:  As defined in SECTION 2.3.

           FIXTURES:  As defined in SECTION 2.1(D).

           FIRST EXTENDED TERM:  As defined in the applicable Lease.

           FIVE PERCENT ADDITIONAL RENT shall mean, for the applicable Leased Property for any Lease Year during the Fixed Term and the First Extended Term, an amount equal to five percent (5%) of all Excess Net Patient Revenues for such Leased Property for such Lease Year.

           GAAP shall mean generally accepted accounting principles consistently applied.

           GUARANTOR(S) shall mean any guarantor of Tenant's obligations under the applicable Lease, including, without limitation, Community Care, ECA, Newco, ECA Properties, Inc., a Delaware corporation, and each such Guarantor's successors and assigns.

           GUARANTY shall mean and include any guaranty or other agreement executed by a Guarantor in favor of Landlord pursuant to which the payment and performance of Tenant's obligations under the Lease are guaranteed, together with all modifications, amendments or supplements thereto.

           HAZARDOUS SUBSTANCES:  As defined in SECTION 4.4.

           IMPOSITIONS shall mean for the applicable Leased Property, collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the applicable Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents (including any minimum rent under any ground lease, and any additional rent or charges thereunder, whether payable by reference to Rent payable hereunder or otherwise), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the applicable Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in such Leased Property, (b) such Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Leased Property or the leasing or use of such Leased Property or any part thereof by Tenant. Provided, however, nothing contained in the Lease with respect to the applicable Leased Property shall be construed to require Tenant to pay (1) any tax based on net income imposed on Landlord, or (2) any net revenue tax of Landlord, or (3) any transfer fee or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the applicable Leased Property or the proceeds thereof (other than in connection with the sale, exchange or other disposition to, or in connection with a transaction involving, Tenant), or (4) any single business, gross receipts (other than a tax on any rent received by Landlord from Tenant), transaction privilege, rent or similar taxes as the same are related to or imposed upon Landlord, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in CLAUSE (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

           INDEBTEDNESS:  As defined in SECTION 22.15.

           INDEPENDENT TRUSTEES shall mean Trustees who, in their individual capacity, (a) are not Affiliates of Tenant and (b) do not perform any services for Landlord except as Trustees.

           INSURANCE REQUIREMENTS shall mean all terms of any insurance policy required by the applicable Lease with respect to the applicable Leased Property and all requirements of the issuer of any such policy.

           INVESTMENT:  As defined in SECTION 22.15.

           LAND: As defined in SECTION 2.1(A) with respect to the applicable Lease.

           LANDLORD shall mean Health and Retirement Properties Trust (f/k/a "Health and Rehabilitation Properties Trust"), a Maryland real estate investment trust, and its successors and assigns.

           LEASE(S): As defined in the recital clauses hereto, and each other lease entered into between Landlord and any Tenant, which incorporates by reference this Master Lease Document.

           LEASE YEAR: shall mean when used with reference to the Fixed Term, the twelve (12) month period from May 1 to April 30, and, when used with reference to any Extended Term, the twelve (12) month period from January 1 to December 31.

           LEASED IMPROVEMENTS: As defined in SECTION 2.1(B) with respect to the applicable Lease.

           LEASED PERSONAL PROPERTY: As defined in SECTION 2.1(E) with respect to the applicable Lease.

           LEASED PROPERTY: As defined in SECTION 2.1 with respect to the applicable Lease.

           LEGAL REQUIREMENTS shall mean, as to the applicable Leased Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting such Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, certificates of need, authorizations and regulations necessary to operate such Leased Property for its Primary Intended Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting such Leased Property, including those which may (i) require material repairs, modifications or alterations in or to such Leased Property or (ii) in any way adversely affect the use and enjoyment thereof.

           LENDING INSTITUTION shall mean any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $100,000,000.

           LIEN shall mean and include any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of any property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

           MANAGEMENT AGREEMENT shall mean and include any agreement whether written or oral entered into between Tenant and any other party (including any Affiliate of Tenant) pursuant to which management services are provided to the Facility located on the applicable Leased Property, together with all amendments, modifications or supplements thereto.

           MANAGER  shall  mean  the  management   party  under  any  Management
Agreement.

           MERGER AGREEMENT:  As defined in the Recitals.

           MINIMUM RENT: As defined in the applicable Lease, as the same may be adjusted from time to time in accordance with SECTION 3.1.1.

           NET PATIENT REVENUES with respect to the Facility located at the applicable Leased Property shall mean all revenues (determined on an accrual basis in accordance with GAAP, except as provided below) received or receivable by Tenant and any Affiliate of Tenant from or by reason of the operation of such Facility, or any other use of such Facility, including without limitation all patient or client revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or provided, space or facilities subleased or goods sold at such Facility, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Facilities; PROVIDED, HOWEVER, that Net Patient Revenues shall not include:

                      (a) revenue from professional fees or charges by physicians and unaffiliated providers of ancillary services, when and to the extent such charges are paid over to such physicians or unaffiliated providers of ancillary services, or are separately billed and not included in comprehensive fees;

                      (b) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

                      (c) revenues attributable to services actually provided off-site or otherwise away from such Facility, such as home health care, to Persons who are not patients at such Facility;

                      (d)  all  revenues   attributable   to  Tenant's   Capital
           Additions (as such revenues are calculated in accordance with Section 6.2.2(A)); and

                      (e)  Non-Inpatient   Revenues   attributable  to  services
           performed or provided, or goods sold, at such Facility.

           NON-INPATIENTS with respect to any Facility located at the applicable Leased Property shall mean all Persons receiving services at such Facility who are not, at the time of such services are provided or performed, occupying a bed at such Facility.

           NON-INPATIENT REVENUES with respect to the Facility located at the applicable Leased Property shall mean all revenues (determined on an accrual basis in accordance with GAAP, except as provided below) received or receivable by Tenant and any Affiliate of Tenant from or by reason of services performed or provided or goods sold or provided to Non-Inpatients at such Facility; PROVIDED, HOWEVER, that Non-Inpatient Revenues shall not include:

                      (a) revenue from professional fees or charges by physicians and unaffiliated providers of ancillary services, when and to the extent such charges are paid over to such physicians or unaffiliated providers of ancillary services, or are separately billed and not included in comprehensive fees;

                      (b) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

                      (c) revenues attributable to services actually provided off-site or otherwise away from such Facility, such as home health care, to Persons who are Non-Inpatients with respect to such Facility; and

                      (d)  all  revenues   attributable   to  Tenant's   Capital
           Additions (as such revenues are calculated in accordance with Section 6.2.2(A)).

           NOTICE shall mean a notice given in accordance with SECTION 23.12.

           OFFICER'S CERTIFICATE shall mean a certificate signed by an officer of Tenant duly authorized by the board of directors of Tenant.

           OVERDUE RATE shall mean, on any date, a PER ANNUM rate of interest equal to eighteen percent (18%) but in no event greater than the maximum rate then permitted under applicable law.

           PERMITTED ENCUMBRANCES shall mean, with respect to the applicable Leased Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner's or leasehold title insurance policy issued to Landlord on the date hereof, plus any other such encumbrances as may have been consented to in writing by Landlord from time to time.

           PERMITTED  LIENS  shall  mean any Lien  granted  in  compliance  with
SECTION 22.13.

           PERSON shall mean any individual, corporation, general or limited partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, any government or agency or political subdivision thereof or any other entity.

           PRIMARY INTENDED USE:  As defined in SECTION 4.1.1.

           PROVIDER AGREEMENTS: All participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of Tenant in connection with the operation of the applicable Facility relating to any right of payment or other claim arising out of or in connection with Tenant's participation in any Third Party Payor Program.

           PURCHASE PRICE(s): With respect to the applicable Leased Property, the amount identified as such in the applicable Lease.

           RECORDS:  As defined in SECTION 7.2.

           RELEVANT PERCENTAGE shall mean, with respect to the first quarter of any Lease Year, twenty-five percent (25%), with respect to the second quarter of such Lease Year, fifty percent (50%), with respect to the third quarter of such Lease Year, seventy-five percent (75%), and with respect to the fourth quarter of such Lease Year, one hundred percent (100%).

           RENOVATION FUNDING AGREEMENT shall mean the Renovation Funding Agreement of even date herewith between Tenants and Landlord, relating to certain required improvements to be made at the Collective Leased Properties, as the same may be amended, modified or supplemented from time to time, together with any renovation funding agreement entered into between Landlord and Tenants after the date hereof.

           RENT shall mean, in connection with any Leased Property, the sum of Minimum Rent, Additional Rent and Additional Charges payable with respect to the applicable Leased Property.

           SEC shall mean the Securities and Exchange Commission.

           SECOND EXTENDED TERM:  As defined in the applicable Lease.

           STATE shall mean the State or Commonwealth in which the applicable Leased Property is located.

           SUBORDINATED CREDITOR shall mean any creditor of Tenant party to a Subordination Agreement in favor of Landlord, including, without limitation, Community Care, Manager, and Affiliates of any of them.

           SUBORDINATION AGREEMENT shall mean and include any agreement executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant's obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant's obligations to Landlord under the Leases and the other Transaction Documents.

           SUBSIDIARY shall mean, with respect to any Person, any corporation or other entity of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

           TANGIBLE NET WORTH:  As defined in SECTION 22.15.

           TENANT:  As defined in the applicable Lease and in the Recitals.

           TENANTS shall mean, collectively, Marietta/SCC, Inc., Glenwood/SCC, Inc., Dublin/SCC, Inc., Macon/SCC, Inc. and College Park/SCC, Inc., each a Georgia corporation, and their permitted successors and assigns.

           TENANT'S CAPITAL ADDITIONS:  As defined in SECTION 6.2.2.

           TENANT'S PERSONAL PROPERTY shall mean (a) all motor vehicles and (b) consumable inventory and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other personal property of Tenant acquired by Tenant on and after the date hereof and located on the applicable Leased Property or used in Tenant's business on such Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, OTHER THAN any items included within the definition of Fixtures or Leased Personal Property.

           TERM shall mean, collectively, for the applicable Lease, the Fixed Term and the Extended Terms, to the extent properly exercised pursuant to the provisions of SECTION 2.4, unless sooner terminated pursuant to the provisions of this Master Lease Document or the applicable Lease.

           TEST RATE shall mean the minimum interest rate necessary to avoid imputation of original issue discount or interest income under SECTIONS 483 or 1272 of the Code or any similar provision.

           THIRD PARTY PAYOR PROGRAMS: All third party payor programs in which Tenant currently or in the future may participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

           THIRD PARTY PAYORS: Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other person which presently or in the future maintains Third Party Payor Programs.

           THREE PERCENT ADDITIONAL RENT shall mean, for the applicable Leased Property for any Lease Year during the Second Extended Term, an amount equal to three percent (3%) of the sum of (i) all Excess Net Patient Revenues for such Lease Year PLUS (ii) all Excess Non-Inpatient Revenues for such Lease Year.

           TRANSACTION DOCUMENTS shall mean the documents listed on SCHEDULE 1 hereto, as such documents may be modified, amended or supplemented from time to time, together with any and all other documents executed in connection with, relating to, evidencing or creating collateral or security for the Leases.

           TRUSTEES shall mean the trustees of Landlord.

           TWO PERCENT ADDITIONAL RENT shall mean, for the applicable Leased Property for any Lease Year during the Fixed Term and the First Extended Term, an amount equal to two percent (2%) of all Excess Non-Inpatient Revenues for such Lease Year.

           UNAVOIDABLE DELAYS shall mean delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, unavoidable casualty or any other causes beyond the reasonable control of the party responsible for performing an obligation hereunder, but in no event to exceed forty-five (45) days (provided that lack of funds shall not be deemed a cause beyond the control of Tenant) so long as Tenant shall use reasonable efforts to alleviate the cause of such delay and thereafter promptly perform such obligation, and so long as, in any event, no permit, license, certificate of need or authorization necessary to operate such Leased Property for its Primary Intended Use is adversely affected or subject to any danger of revocation or termination. In no event shall Tenant's obligation to pay the Rent be affected by Unavoidable Delays.

           UNSUITABLE FOR ITS PRIMARY INTENDED USE shall mean a state or condition of the Facility located at the applicable Leased Property such that
(a) following any damage or destruction involving such Leased Property, such Leased Property cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, and as otherwise required by SECTION 10.2.4, within a period equal to six (6) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover Rent and other costs related to such Leased Property following such damage or destruction, or (b) as the result of a partial taking by Condemnation, such Facility cannot be operated, in the good faith judgment of Landlord, on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable beds, the amount of square footage, or the revenues affected by such damage or destruction or partial taking.

           WORK:  As defined in SECTION 10.2.4.

                                    ARTICLE 2

                            LEASED PROPERTY AND TERM

           2.1        LEASED PROPERTY.

           Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord with respect to each applicable Lease all of the following (collectively, the "LEASED PROPERTY"):

           (a)        that  certain  tract,  piece and  parcel of land,  as more
                      particularly   described  in  the  applicable  Lease  (the
                      "LAND");

           (b) all buildings, structures, Fixtures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures currently situated upon the Land and all Capital Additions other than Tenant's Capital Additions (collectively, the "LEASED IMPROVEMENTS");

           (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

           (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively the "FIXTURES");

           (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property of any kind or description used or useful in Tenant's business on or in the Leased Improvements, and located on or in the Leased
                      Improvements, and all modifications, replacements, alterations and additions to such personal property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property
                      (collectively   the   "LEASED   PERSONAL PROPERTY"); and

           (f) all existing leases of space (including any security deposits held by Tenant pursuant thereto) in the Leased Improvements to tenants thereof.

           2.2        CONDITION OF LEASED PROPERTY.

           Tenant acknowledges receipt and delivery of possession of the applicable Leased Property and Tenant accepts such Leased Property in its "as is" condition, subject to the rights of Persons in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the liens of financing instruments, mortgages and deeds of trust, and such other matters which would be disclosed by an inspection of such Leased Property and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED SUCH LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE
CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE APPLICABLE LEASED PROPERTY. LANDLORD MAKES NO WARRANTY OR REPRESENTATION EXPRESS OR IMPLIED, IN RESPECT OF THE APPLICABLE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. To the extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the applicable Leased Property. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold harmless
Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees) incurred by Landlord in connection with such cooperation.

           2.3        FIXED TERM.

           The initial term of the applicable Lease (the "FIXED TERM") shall be for a fixed term as set forth in such Lease.

           2.4        EXTENDED TERM.

           The Tenants shall have the right to extend the Term of all, but not less than all, of the Leases pertaining to the Collective Leased Properties, as set forth in each Lease and below (the "EXTENDED TERM(S)") provided that (i) no Default or default shall have occurred and be continuing under the applicable Lease or the Master Lease Document, any other Lease pertaining to the Collective Leased Properties, or any 1993 Lease pertaining to any 1993 Leased Property, or any

1995 Lease pertaining to any 1995 Leased Property, and (ii) this Lease and each other Lease pertaining to any Collective Leased Property, each 1993 Lease pertaining to any 1993 Leased Property, and any 1995 Lease pertaining to any 1995 Leased Properties, shall be in full force and effect (other than any such lease that has been terminated following condemnation or casualty in accordance with the provisions hereof, and (iii) that the term of each 1993 Lease and 1995 Lease shall have been extended simultaneously with the Leases pertaining to the Collective Leased Properties for an extended term ending December 31, 2016 or December 31, 2029, as the case may be.

           Each Extended Term under each Lease shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of such Lease shall apply to each such Extended Term, except that the Minimum Rent for the Second Extended Term shall be as set forth in SECTION 3.1.1(E) (subject to adjustment as provided in SECTION 3.1.1) with respect thereto. If the Tenants shall elect to exercise any of the aforesaid extensions, they shall do so by giving Landlord Notice thereof simultaneously as to all of the Collective Leased Properties not later than twenty-four (24) months prior to the scheduled expiration of the then current Term of the Leases (Fixed or Extended, as applicable), it being agreed that time is of the essence with respect to the giving of such Notice. The Tenants may not exercise their option for more than one such Extended Term at a time. If the Tenants shall fail to give any such Notice, the Leases shall automatically terminate at the end of the Term then in effect and Tenants shall have no further option to extend the Term of the Leases. If the Tenants shall give such Notice, the extension of the Leases shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that the Tenants and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same. Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, the extension of the Leases shall cease to take effect and the Leases shall automatically terminate at the end of the Term then in effect and the Tenants shall have no further option to extend the Term of the Leases, unless Landlord shall otherwise consent in writing.


                                    ARTICLE 3

                                      RENT

           3.1        RENT.

           Tenant shall pay to Landlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord's address set forth above or at such other place or to such other Person as Landlord from time to time may designate in a Notice to Tenant, without offset, abatement, demand or deduction, Rent consisting of Minimum Rent, Additional Rent and Additional Charges during the Term, in each case except as hereinafter expressly provided. All payments to Landlord shall be made by certified check, wire transfer of immediately available funds or by other means acceptable to Landlord in its sole discretion.

           3.1.1      MINIMUM RENT:

           (a) DURING FIXED TERM AND FIRST EXTENDED TERM. The Minimum Rent payable with respect to the Fixed Term and First Extended Term is the annual sum set forth in the applicable Lease (subject to adjustment as provided herein), payable in advance in equal, consecutive monthly installments as set forth in such Lease, on the first day of each calendar month of the Fixed Term and First Extended Term; PROVIDED, HOWEVER, that the first monthly payment of Minimum Rent shall be payable on the Commencement Date and that the first and last monthly payments of Minimum Rent shall be prorated as to any partial month.

           (b) ADJUSTMENTS OF MINIMUM RENT FOLLOWING DISBURSEMENTS UNDER RENOVATION FUNDING AGREEMENT. Effective on the date of each disbursement to pay for the cost of any renovations at the applicable Leased Property pursuant to the terms of the Renovation Funding Agreement, the Minimum Rent under the Lease for such Leased Property shall be adjusted, effective on the date of such disbursement, to an annual sum equal to the product of (i) the Adjusted Purchase Price for such Leased Property (giving effect to the making of such disbursement) and (ii) eleven percent (11%). If any such disbursement is made during any calendar month on other than the first day of such calendar month, Tenant shall pay to Landlord on the first day of the immediately following calendar month (in addition to the amount of Minimum Rent payable with respect to such month, as adjusted pursuant to this PARAGRAPH (B)) the amount by which Minimum Rent for such Leased Property for the preceding month, as adjusted for such disbursement, exceeded the amount of Minimum Rent for such Leased Property payable by Tenant for such preceding month without giving effect to such adjustment.

           (c) COMPUTATION OF MINIMUM RENT FOR THE SECOND EXTENDED TERM. The Minimum Rent payable with respect to the Second Extended Term for the applicable Lease shall equal an annual sum (determined at the commencement of such Extended Term for such Lease and subject to adjustment as set forth herein) equal to the greater of (i) the sum of (1) the Minimum Rent payable for the immediately preceding twelve (12) months for such Lease and (2) the Additional Rent payable for the immediately preceding twelve (12) months for such Lease allocable to such Leased Property and (ii) ninety-five percent (95%) of the Fair Market Rental for such Leased Property at such time, payable in advance in equal, consecutive monthly installments on the first day of each calendar month of the Second Extended Term.

           (d)  CREDITS AGAINST MINIMUM RENT.

                (i) EXCESS CONDEMNATION AND CASUALTY PROCEEDS. Landlord shall credit the amount of any Award or the proceeds of any insurance received by Landlord in connection with a partial Condemnation or a partial casualty involving the applicable Leased Property as described in SECTION 11.2 or 10.2.2, and not applied by Landlord to the restoration of the applicable Leased

Property affected by such partial Condemnation or partial casualty as provided therein, to the payment of Minimum Rent payable with respect to such Leased Property.

                (ii) NOTICE. Landlord shall calculate the amount of such credits within 15 days after the end of each calendar month, and shall reduce the amount of the installment of Minimum Rent next due after the date of such calculation by the amount of such credits.

           3.1.2      ADDITIONAL RENT:

           (a) AMOUNT. For each Lease Year or portion thereof during the Term, starting with the Lease Year beginning May 1, 1997, Tenant shall pay an amount ("ADDITIONAL RENT") with respect to the applicable Leased Property equal to the greater of:

               (i)    (A)        DURING  THE FIXED  TERM AND THE FIRST  EXTENDED
                                 TERM:   the  sum  of  (x)  the   Five   Percent
                                 Additional Rent for such Lease Year PLUS (y) the Two Percent Additional Rent for such Lease
                                 Year; and

                      (B) DURING THE SECOND EXTENDED TERM: the Three Percent Additional Rent for such Lease Year; and

               (ii) Additional Rent payable for the immediately preceding Lease Year.

           (b) QUARTERLY INSTALLMENTS. Installments of Additional Rent for the applicable Leased Property for any Lease Year or portion thereof shall be calculated and paid quarterly in arrears as follows: for each quarter of such Lease Year during the Term, Tenant shall pay an amount equal to the excess of
(x) the greater of (1) the Relevant Percentage of the aggregate Additional Rent payable for such Leased Property for the immediately preceding Lease Year or (2) the Additional Rent (calculated as provided in SECTION 3.1.2(A)(I) above) payable for such quarter of such Lease Year and for any previous quarter(s) of such Lease Year, OVER (y) the sum of the installments of such Additional Rent payable for any previous quarter(s) in such Lease Year.

           Installments of Additional Rent for the applicable Leased Property due with respect to a partial quarter in any Lease Year shall be calculated on a PRO RATA basis as follows: a sum equal to the excess of (1) the greater of (a) the product of (x) a fraction of which the numerator is the number of days in such Lease Year through the end of such partial quarter, and the denominator is 360, MULTIPLIED BY (y) the Additional Rent payable for such Leased Property for the immediately preceding Lease Year and (b) the sum of the Additional Rent payable for such Leased Property through the end of such partial quarter OVER
(2) the Additional Rent payable for such Leased Property for any previous quarters in such Lease Year.

           (c) DATE OF PAYMENT  OF  ADDITIONAL  RENT.  Tenant  shall  deliver to
Landlord an Officer's Certificate setting forth the calculation of Additional Rent due and payable for the applicable Leased Property for each quarter of any Lease Year. Each quarterly payment of Additional Rent for the applicable Leased Property is due and payable and shall be delivered to Landlord, together with such Officer's Certificate, within thirty (30) days after the end of each quarter of each Lease Year, commencing with the quarter ending July 31, 1997, during the Term.

           (d) RECONCILIATION OF ADDITIONAL RENT. In addition, on or before July 31 of each year during the Fixed Term, commencing with July 31, 1997, and on or before March 31 of each year during any Extended Term, Tenant shall deliver to Landlord certified audits of Tenant's revenues for the preceding Lease Year, together with a certificate from KPMG Peat Marwick or other certified public accountants reasonably acceptable to Landlord, in form reasonably acceptable to Landlord, setting forth the Net Patient Revenues and the Non-Inpatient Revenues for the applicable Leased Property for such preceding Lease Year, and such other matters as Landlord may from time to time reasonably request.

           If the annual Additional Rent for the applicable Leased Property for said preceding Lease Year as shown in the year-end certificate is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against Additional Rent for such Leased Property next coming due in the amount of such difference, together with interest at the Test Rate, which interest shall accrue from the close of such preceding Lease Year until the date such credit is applied or paid, as the case may be. If such a credit cannot be made because the Term of the applicable Lease has expired before the credit can be effected, Landlord will pay, by check, the amount of such difference to Tenant.

           If the annual Additional Rent for the applicable Leased Property for said preceding Lease Year as shown in the year-end certificate exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the certificate is delivered, together with interest at the Test Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such certificate is required to be delivered, and thereafter such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.

           (e) CONFIRMATION OF ADDITIONAL RENT. Tenant shall utilize, or cause to be utilized, an accounting system for the applicable Leased Property (which shall be the same as that used for all the Collective Leased Properties, the 1993 Leased Properties and the 1995 Leased Properties) in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record all Net Patient Revenues and all Non-Inpatient Revenues, and shall employ independent accountants reasonably acceptable to Landlord, and Tenant shall retain, for at least five (5) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Net Patient Revenues and all Non-Inpatient Revenues for such Lease Year. Landlord, at its own expense except as provided herein below, shall have the right from time to time by its accountants or representatives to audit the information set forth in the Officer's Certificate referred to in subparagraph (c) above or the year-end certificate referred to in subparagraph (d) above, and in connection with such audits to examine Tenant's books and records with respect thereto (including supporting data and sales and excise tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including without limitation any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of the facility-patient relationship and the physician-patient privilege and/or other similar privilege or confidentiality obligations. If any such audit discloses a deficiency in the payment of Additional Rent, and either Tenant agrees with the result of such audit or the matter is otherwise compromised with Landlord, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Test Rate, or if no such Test Rate exists, then at the Overdue Rate, from the date when said payment should have been made to the date of payment thereof; PROVIDED, HOWEVER, that as to any audit that is commenced more than two (2) years after the date Net Patient Revenues and Non-Inpatient Revenues for any Lease Year are reported by Tenant to Landlord, the deficiency, if any, with respect to such Net Patient Revenues or Non-Inpatient Revenues shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Tenant. If any such audit discloses that the Net Patient Revenues or Non-Inpatient Revenues actually received by Tenant for any Lease Year exceed those reported by Tenant by more than three percent (3%), Tenant shall pay the reasonable cost of such audit and examination. If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and either Landlord agrees with the result of such audit or the matter is otherwise determined, provided no Default has occurred and is continuing, Landlord shall grant Tenant a credit equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined. If such a credit cannot be made because the Term of the applicable Lease has expired before the credit can be effected, Landlord will pay, by check, the amount of such difference to Tenant.

           Any proprietary information obtained by Landlord pursuant to the provisions of the applicable Lease shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders. The obligations of Tenant contained in this SECTION 3.1.2 shall survive the expiration or earlier termination of the applicable Lease.

           3.1.3      RENT CAP; ADDITIONAL RENT FLOOR.

                     (a) Notwithstanding any of the other terms hereof but subject to SECTION 3.1.3(B), the total of the Minimum Rent and Additional Rent due during any Lease Year shall not be greater than one hundred eight percent (108%) of the sum of Minimum Rent and Additional Rent for the immediately preceding Lease Year.

                     (b) SECTION   3.1.3(A)   shall  have  no  applicability  in
determining the Minimum Rent or Additional Rent due during the first Lease Year of any Extended Term.

                     (c) Notwithstanding any of the other terms hereof, the Additional Rent due during any Lease Year shall in no event be less than the Additional Rent due during the immediately preceding Lease Year.

           3.1.4      ADDITIONAL CHARGES.

           In addition to the Minimum Rent and Additional Rent payable with respect to the applicable Leased Property or otherwise, Tenant shall pay and discharge as and when due and payable the following (collectively, "ADDITIONAL CHARGES"):

                     (a) IMPOSITIONS. Subject to ARTICLE 8 relating to Permitted Contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Landlord's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. Provided no Default shall have occurred and be continuing, if any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the applicable Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by the applicable Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty. If the provisions of any Facility Mortgage require deposits on account of Impositions to be made with such Facility Mortgagee, provided the Facility Mortgagee has not elected to waive such provision, Tenant shall either pay Landlord the monthly amounts required at the time and place that payments of Minimum Rent are required and Landlord shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with such Facility Mortgagee.

           Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, provided, Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions.

                    (b) UTILITY CHARGES. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the applicable Leased Property during the Term.

                    (c) INSURANCE PREMIUMS. Tenant shall pay or cause to be paid, as Additional Charges, all premiums for the insurance coverage required to be maintained pursuant to ARTICLE 9.

                    (d) OTHER CHARGES. Tenant shall pay or cause to be paid, as Additional Charges, all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under the applicable Lease, including, without limitation, all agreements to indemnify Landlord under SECTIONS 4.4 and 9.7.

                    (e) REIMBURSEMENT FOR ADDITIONAL CHARGES. If Tenant pays or causes to be paid property taxes or similar Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of the applicable Lease (other than termination following an Event of Default) Tenant may, within sixty (60) days of the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of the Lease.

                    (f) SALES TAX. Tenant shall also pay, as Additional Charges, with all Rent due under the applicable Lease an amount equal to all sales, use, excise and other taxes now or hereafter imposed by any lawful authority on all amounts due or required under the applicable Lease and classified as Rent by any such authority.

           3.2        LATE PAYMENT OF RENT.

           If any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) calendar days of its scheduled due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord pursuant to any requirement of the applicable Lease, Tenant shall be relieved of its obligation to pay such Ad ditional Charges to the entity to which they would otherwise be due.

           In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in the applicable Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

           3.3        NET LEASE.

           The Rent shall be absolutely net to Landlord, so that the applicable Lease shall yield to Landlord the full amount of the installments or amounts of Rent throughout the Term, subject to any other provisions of the applicable Lease or this Master Lease Document which expressly provide for adjustment or abatement of Rent or other charges.

           3.4        NO TERMINATION, ABATEMENT, ETC.

           Except as otherwise specifically provided in the applicable Lease or in this Master Lease Document, Tenant, to the extent permitted by law, shall remain bound by the applicable Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek, nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of
(a) any damage to, or destruction of, the applicable Leased Property or any portion thereof from whatever cause or any Condemnation, (b) the lawful or unlawful prohibition of, or restriction upon Tenant's use of the applicable Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default or breach of any warranty by Landlord under the applicable Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (e) for any other cause whether similar or dissimilar to any of the foregoing. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, to (a) modify, surrender or terminate the applicable Lease or quit or surrender the applicable Leased Property or any portion thereof, or (b) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder, except as otherwise specifically provided in the applicable Lease or in this Master Lease Document. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of the applicable Lease or by termination of the applicable Lease other than by reason of an Event of Default.

           3.5 SECURITY DEPOSIT. As additional security for the due and punctual payment and performance of the obligations of Tenant under the Leases and the other Transaction Documents, Tenant has paid the Deposit to Landlord to be held and applied as provided in the Deposit Pledge Agreement.


                                    ARTICLE 4

                      USE OF THE APPLICABLE LEASED PROPERTY

           4.1        PERMITTED USE.

                      4.1.1      PRIMARY INTENDED USE.

           Tenant shall, at all times during the Term, and at any other time Tenant shall be in posses sion of the Leased Property, continuously use or cause to be used the applicable Leased Property as a licensed nursing home or as otherwise described on EXHIBIT A-1 hereto and for such other uses as may be incidental or necessary thereto (such use being hereinafter referred to as such Leased Property's "PRIMARY INTENDED USE"). Tenant shall not use the applicable Leased Property or any portion thereof for any other use without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed). No use shall be made or permitted to be made of the applicable Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Leased Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about such Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the applicable Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering such Leased Property and Tenant's Personal Property, including, without limitation, the Insurance Requirements.

                      4.1.2      NECESSARY APPROVALS.

           Tenant shall proceed with all due diligence and exercise best efforts to obtain and maintain all approvals necessary to use and operate, for its Primary Intended Use, the applicable Leased Property and the Facility located at such Leased Property under applicable local, state and federal law, and without limiting the foregoing, shall use its best efforts to maintain appropriate certifications for reimbursement and licensure.

                      4.1.3      CONTINUOUS OPERATION, ETC.

           Tenant shall operate continuously the applicable Leased Property as a provider of health care services in accordance with its Primary Intended Use. Tenant will not take or omit to take any action, the taking or omission of which may materially impair the value or the usefulness of such Leased Property or any part thereof for its Primary Intended Use.

                      4.1.4      LAWFUL USE, ETC.

           Tenant shall not use or suffer or permit the use of the applicable Leased Property and Tenant's Personal Property for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the applicable Leased Property, or in the Facility located on the applicable Leased Property located thereon, nor shall Tenant cause or permit any nuisance thereon or therein. Tenant shall neither suffer nor permit the applicable Leased Property or any portion thereof, including any Capital Addition, or Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof, or
(ii) may reasonably make possible a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the applicable Leased Property or any portion thereof.

           4.2        COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, ETC.

           Subject to the provisions of ARTICLE 8 hereof, Tenant, at its sole expense, shall promptly (i) comply with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the applicable Leased Property, and (ii) procure, maintain and comply with all appropriate licenses, certificates of need, permits, provider agree ments and other authorizations and agreements required for any use of the applicable Leased Property and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the applicable Leased Property or any part thereof, including, without limitation, any Capital Additions.

           4.3        COMPLIANCE WITH MEDICAID AND MEDICARE REQUIREMENTS.

           Tenant shall, at its sole cost and expense, make whatever improvements (capital or ordinary) as are required to conform the applicable Leased Property to such standards as may, from time to time, be required by Federal Medicare (Title 18) or Medicaid (Title 19) skilled and/or intermediate care nursing programs, to the extent Tenant is a participant in such programs, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over such Leased Property as a condition of the continued operation of such Leased Property for its Primary Intended Use.

           4.4        ENVIRONMENTAL MATTERS.

           Tenant shall not store, spill upon, dispose of or transfer to or from the applicable Leased Property any Hazardous Substance, except that Tenant may store, transfer and dispose of Hazardous Substances in compliance with all Applicable Laws. Tenant shall maintain the applicable Leased Property at all times free of any Hazardous Substance (except such Hazardous Substances as are maintained in compliance with all Applicable Laws). Tenant shall, as to the applicable Leased Property, promptly: (a) notify Landlord in writing of any change in the nature or extent of such Hazardous Substances maintained, (b) transmit to Landlord a copy of any Community-Right-To-Know report, which is required to be filed, if any, by Tenant for the applicable Leased Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or its agents or representatives with respect thereto (collectively, "ENVIRONMENTAL NOTICE"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or could give rise to a violation of any Applicable Law and/or could give rise to any cost, expense, loss or damage (an "ENVIRONMENTAL OBLIGATION"), (d) observe and comply with any and all Applicable Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use and the value of such Leased Property is not materially and adversely affected thereby.

           For purposes of this SECTION 4.4, (i) the term "APPLICABLE LAWS" shall mean and include all applicable Federal, state or local statutes, laws, ordinances, rules and regulations, licensing requirements or conditions, whether now existing or hereafter arising, relating to Hazardous Substances; and (ii) the term "HAZARDOUS SUBSTANCES" shall mean hazardous substances (as defined by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as now in effect or as hereafter from time to time amended), hazardous wastes (as defined by the Resource Conservation and Recovery Act
("RCRA"), as now in effect or as hereafter from time to time amended), any hazardous waste, hazardous substance, pollutant or contaminant, oils, radioactive materials, asbestos in any form or condition, or any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirements relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or materials, all as now in effect or hereafter from time to time amended.

           If at any time prior to the termination of the applicable Lease, Hazardous Substances are discovered on the applicable Leased Property, Tenant hereby agrees to take all actions, and to incur any and all expense, as may be reasonably necessary and as may be required by any municipal, State or Federal agency or other governmental entity or agency having jurisdiction thereof, (i) to clean up and remove from and about the applicable Leased Property all Hazardous Substances thereon, (ii) to contain and prevent any further release or threat of release of Hazardous Substances on or about the applicable Leased Property and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the applicable Leased Property.

           Six  (6)  months  prior  to  expiration  of  the  final  Term  of the applicable Lease, Tenant, at its sole cost and expense, shall designate a qualified environmental engineer, satisfactory to Landlord in its sole discretion, which engineer shall conduct an environmental investigation of the applicable Leased Property and prepare an environmental site assessment report (the "ENVIRONMENTAL REPORT"). The scope of the investigation must include the matters set forth on SCHEDULE II hereto and otherwise may be limited to review of relevant records, interviews with persons knowledgeable about the applicable Leased Property and relevant governmental agencies and a site inspection of the applicable Leased Property, any buildings, the fenceline of the applicable Leased Property and adjoining properties (Phase I), if such investigation in the opinion of such engineer clearly indicates that the applicable Leased Property is environmentally sound and is free from oil, asbestos, radon and other Hazardous Substances except in compliance with Applicable Laws. Otherwise, the investigation shall include a more detailed physical site inspection, appropriate testing, subsurface and otherwise, and review of historical records (Phase II) to demonstrate the compliance of the applicable Leased Property with Applicable Laws and the absence of Hazardous Substances.

           All preliminary drafts of such Environmental Report, and supplements and amendments thereto, shall be provided to Landlord contemporaneously with delivery thereof to Tenant. With respect to any recommendations contained in the Environmental Report, violations of Applicable Laws and/or the existence of any conditions at the applicable Leased Property which could give rise to an Environmental Obligation, Tenant shall promptly give Notice to Landlord of all action Tenant proposes to take in connection therewith and Tenant shall promptly take all actions, and incur any and all expense, as may be reasonably necessary and as may be required by any municipal, State or Federal agency or other governmental entity or agency having jurisdiction thereof and as may be required by Landlord, (i) to clean up, remove or remediate from and about the applicable Leased Property all Hazardous Substances thereon, (ii) to contain, prevent and eliminate any further release or threat of release of Hazardous Substances on or about the applicable Leased Property, and (iii) to otherwise eliminate such violation or condition from the applicable Leased Property to the reasonable satisfaction of Landlord.

           Tenant shall protect, indemnify and hold harmless Landlord and each Facility Mortgagee, their trustees, officers, agents, employees and beneficiaries, and any of their respective successors or assigns (hereafter the "INDEMNITEES," and when referred to singly, an "INDEMNITEE") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, attorney's fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence in, upon or under the soil or ground water of the applicable Leased

Property or any properties surrounding the applicable Leased Property of any Hazardous Substances in violation of any Applicable Law or otherwise by reason of any failure by Tenant or any Person claiming under Tenant to perform or comply with any of the terms of this SECTION 4.4. Tenant's duty herein includes but is not limited to costs associated with personal injury or property damage claims as a result of the presence of Hazardous Substances in, upon or under the soil or ground water of the applicable Leased Property in violation of any Applicable Law. Upon written request of Landlord, Tenant shall undertake the defense, at Tenant's sole cost and expense, of any indemnification duties set forth herein. In the event that Tenant refuses to undertake the defense of an Indemnitee promptly after receiving such notice, such Indemnitee may undertake its own defense.

           Tenant shall, upon demand, pay to Landlord, as an Additional Charge, any cost, expense, loss or damage incurred by Landlord and growing out of a failure of Tenant strictly to observe and perform the foregoing requirements (including, without limitation, reasonable attorneys' fees), which amounts shall bear interest from the date incurred until paid at the Overdue Rate.

           The provisions of this SECTION 4.4 shall survive the expiration or sooner termination of the applicable Lease.


                                    ARTICLE 5

                             MAINTENANCE AND REPAIRS

           5.1        MAINTENANCE AND REPAIR.

                      5.1.1      TENANT'S OBLIGATIONS.

                      Tenant shall, at its sole cost and expense, keep the applicable Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such Leased Property or Tenant's Personal Property, or any portion thereof), and, shall promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise), provided, Tenant shall be permitted to prosecute claims against Landlord's predecessors in title for breach of any representation or warranty made to or on behalf of Landlord, or for any latent defects in such Leased Property. All repairs shall be made in good, workmanlike and first-class manner, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work. Tenant will not take or omit to take any action, the taking or omission of which would materially impair the value or the usefulness of the applicable Leased Property or any part thereof for its Primary Intended Use. Tenant's obligations under this
           SECTION 5.1.1 as to the applicable Leased Property shall be limited, in the event of any casualty or Condemnation involving such Leased Property, as set forth in SECTIONS 10.2.1 and 11.1. Notwithstanding this SECTION 5.1.1, Tenant's obligations with respect to Hazardous Substances are as set forth in ARTICLE 4.

                      5.1.2      LANDLORD'S OBLIGATIONS.

                     Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the applicable Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the applicable Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with the applicable Lease, or to maintain the applicable Leased Property in any way, except as specifically provided herein. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of the applicable Lease or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                      5.1.3      NONRESPONSIBILITY  OF  LANDLORD;  NO  MECHANICS
                                 LIENS.

                     Landlord's interest in the Leased Property shall not be subject to liens for Capital Additions made by the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Leased Property or the present estate, reversion or other estate of Landlord in the Leased Property or on the building or other improvements thereon as a result of Capital Additions made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property or any part thereof, are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for Capital Additions by Tenant or for any other purpose during the term of the applicable Lease.

                     Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord's estate in the Leased Property or any part thereof to liability under the Mechanic's Lien Law of the State in any way, it being expressly understood Landlord's estate shall not be subject to any such liability.

           5.2        TENANT'S PERSONAL PROPERTY.

           Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth below, remove the same at any time, provided that no Default has occurred and is continuing. Tenant shall provide and maintain during the entire Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility located at the Leased Property in compliance with all applicable licensure and certification requirements, in compliance with applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Tenant's Personal Property not removed by Tenant on or prior to the expira tion or earlier termination of the applicable Lease of the applicable Leased Property where such Tenant's Personal Property is located shall be considered abandoned by Tenant and may be ap propriated, sold, destroyed or otherwise disposed of by Landlord without the necessity of first giving notice thereof to Tenant, without any payment to Tenant and without any obligation to ac count therefor. Tenant shall, at its expense, restore such Leased Property to the condition required by SECTION 5.3, including repair of all damage to such Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord.

           If Tenant uses any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property which belongs to anyone other than Tenant, Tenant shall use its best efforts to require the agreement permitting such use to provide that Landlord or its designee may assume Tenant's rights under such agreement upon management or operation of the applicable Facility by Landlord or its designee.

           5.3        YIELD UP.

           Upon the expiration or sooner termination of the applicable Lease (unless the applicable Leased Property is transferred to Tenant as provided herein), Tenant shall vacate and surrender the applicable Leased Property to Landlord in the condition in which such Leased Property was on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of such Lease, ordinary wear and tear excepted (and casualty damage and condemnation, in the event that the applicable Lease is terminated following a casualty or total condemnation in accordance with ARTICLE 10 or ARTICLE 11).

           In addition, upon the expiration or earlier termination of the applicable Lease unless the applicable Leased Property is transferred to Tenant as provided herein, Tenant shall, at Landlord's sole cost and expense, use its best efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility located on such Leased Property. If requested by Landlord, Tenant will continue to man age such Facility after the expiration of the Term and for as long thereafter as is necessary to obtain all necessary licenses, operating permits and other governmental authorizations, on such reasonable terms (which shall include an agreement to reimburse Tenant for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs) as Landlord shall request.

           5.4        ENCROACHMENTS, RESTRICTIONS, ETC.

           If any of the Leased Improvements on the applicable Leased Property shall, at any time, encroach upon any property, street or right-of-way adjacent to such Leased Property, other than Permitted Encumbrances, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting such Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which such Leased Property is subject, upon the request of Landlord (but only as to any encroachment, violation or impairment that is not a Permitted Encumbrance) or of any Person affected by any such encroachment, violation or impairment, Tenant shall, at its sole cost and expense, subject to its right to contest the existence of any encroachment, violation or impairment in accordance with the provisions of ARTICLE 8, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, or (b) make such changes in the Leased Improvements and take such other actions, as are reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements and, in any event, take all such actions as may be necessary in order to ensure the continued operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of this ARTICLE 5. Tenant's obligations under this
SECTION 5.4 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

           5.5        LANDLORD TO GRANT EASEMENTS, ETC.

           Landlord will, from time to time, so long as no Default shall have occurred and be continuing, at the request of Tenant with respect to the applicable Leased Property and at Tenant's sole cost and expense, (a) grant easements and other rights in the nature of easements with respect to such Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of such Leased Property,
(c) dedicate or transfer unimproved portions of such Leased Property for road, highway or other public purposes, (d) execute petitions to have such Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting such Leased Property and
(f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, release, dedications, transfers, petitions and amendments (to the extent of its interests in such Leased Property); PROVIDED that Landlord shall have determined that such grant, release, dedication, transfer, petition or amendment is not detrimental to the operation of such Leased Property for its Primary Intended Use and does not materially reduce the value of such Leased Property, and that Landlord shall have received an Officer's Certificate confirming such determination, and such additional information as Landlord may request.


                                    ARTICLE 6

                             CAPITAL ADDITIONS, ETC.

           6.1        CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY.

           Tenant shall not construct or install Capital Additions on the applicable Leased Property without obtaining Landlord's prior written consent, PROVIDED that no consent shall be required for any Capital Addition so long as
(a) the Capital Additions Costs for such Capital Addition are less than $250,000, (b) such construction or installation would not adversely affect or violate any Legal Requirement or Insurance Requirement applicable to the applicable Leased Property, (c) such construction or installation is not expected to result in a decrease of the Net Patient Revenues or Non-Inpatient Revenues for such Leased Property on an aggregate basis for the twelve (12) month period following completion of construction, and (d) Landlord shall have received an Officer's Certificate certifying as to the satisfaction of the conditions set out in CLAUSES (A), (B) and (C) above. If Landlord's consent is required, prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Addition and shall provide to Landlord, such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may request. Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within thirty-five (35) days after receipt of all information and materials requested by Landlord in connection with the proposed Capital Addition shall be deemed to constitute approval of such proposed Capital Addition. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Net Patient Revenues or Non-Inpatient Revenues that Tenant anticipates will result from such Capital Addition. No Capital Addition shall be made which would tie in or connect any Leased Improvement on the applicable Leased Property with any other improvements on property adjacent to such Leased Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities. Tenant shall not finance the cost of any construction of any Capital Addition without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion. Any Capital Additions (including Tenant's Capital Additions) shall, upon the expiration or sooner termination of the applicable Lease for such Leased Property, pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances but subject to Landlord's obligation to compensate Tenant for Tenant's Capital Additions as provided below.

           6.2        CAPITAL ADDITIONS FINANCED OR PAID FOR BY TENANT.

           6.2.1      FINANCING OF CAPITAL ADDITIONS.

           Provided that Tenant has obtained the prior written consent of Landlord in each instance, Tenant may arrange for financing for Capital Additions from third party lenders, provided, however that (i) the terms and conditions of any such financing shall be subject to the prior approval of Landlord; and (ii) if Landlord consents to the grant thereof, which consent may be withheld in the sole discretion of Landlord, any security interests in any property of Tenant, including without limitation the applicable Leased Property, shall be expressly and fully subordinated to the applicable Lease and to the interest of Landlord in the applicable Leased Property and to the rights of any Facility Mortgagee.

           6.2.2      AMENDMENTS TO LEASE.

           If, pursuant to the provisions of this Lease, Tenant either pays for or arranges financing (to the extent permitted in SECTION 6.2.1) to pay for the costs of construction or installation of any Capital Addition ("TENANT'S CAPITAL ADDITIONS") (but excluding, in any event, any Capital Addition financed by or through Landlord including, without limitation, all Capital Additions paid for or financed through disbursements under any Renovation Funding Agreement), this Lease shall be and hereby is amended to provide as follows:

                     (a) Upon completion of any such Tenant's Capital Addition, Net Patient Revenues and Non-Inpatient Revenues attributable to such Tenant's Capital Addition shall be excluded from Net Patient Revenues and Non-Inpatient Revenues of the applicable Leased Property for purposes of calculating Additional Rent. The Net Patient Revenues and Non-Inpatient Revenues attributable to any such Tenant's Capital Addition shall be deemed to be an amount (the "ADDED VALUE PERCENTAGE") which bears the same proportion to the total Net Patient Revenues and Non-Inpatient Revenues from the entire Leased Property (including all Capital Additions) as the Fair Market Added Value of such Capital Addition bears to the Fair Market Value of the entire Leased Property (including all Capital Additions) immediately after completion of such Tenant's Capital Addition. The Added Value Percentage for any Tenant's Capital Additions shall remain in effect until any subsequent Capital Addition is completed, at which time the Added Value Percentage will again be determined as provided above.

                     (b) There shall be no adjustment in the Minimum Rent by reason of any such Tenant's Capital Addition.

                     (c) Upon the expiration or earlier termination of the applicable Lease (but if the applicable Lease is terminated by reason of an Event of Default, only after Landlord is fully compensated for all damages resulting therefrom), Landlord shall compensate Tenant for all Tenant's Capital Additions in any of the following ways determined in Landlord's sole discretion:

                                 (i) By purchasing such Tenant's Capital Additions from Tenant for cash in the amount of the then Fair Market Added Value of such Tenant's Capital Additions; or

                                 (ii) By purchasing such Tenant's Capital Additions from Tenant by delivering to Tenant Landlord's purchase money promissory note in the amount of the Fair Market Added Value, which note shall be on then commercially reasonable terms and secured by a mortgage or deed of trust on the applicable Leased Property and such Tenant's Capital Additions subject to all existing mortgages and encumbrances on such Leased Property and such Tenant's Capital Additions at the time of such purchase; or

                                 (iii) Upon termination of the applicable Lease by reason of an Event of Default, by assigning to Tenant the right to receive an amount equal to the Added Value Percentage (determined as of the date of the expiration or earlier termination of this Lease) of all rent and other consideration receivable by Landlord under any re-letting or other disposition of the Leased Property and such Tenant's Capital Additions, after deducting from such rent all costs and expenses incurred by Landlord in connection with such reletting or other disposition of the Leased Property and such Tenant's Capital Additions and all costs and expenses of operating and maintaining the Leased Property and such Tenant's Capital Additions during the term of any such new lease which are not borne by the tenant thereunder, with the provisions of this SECTION 6.2.2 to remain in effect until the sale or other final disposition of the Leased Property and such Tenant's Capital Additions, at which time the Fair Market Added Value of such Tenant's Capital Addition shall be immediately due and payable, such
                                            obligation   to  be   secured  by  a
                                            mortgage on the Leased  Property and
                                            such  Tenant's  Capital   Additions,
                                            subject  to all  existing  mortgages
                                            and   encumbrances   on  the  Leased
                                            Property   at  the   time   of  such
                                            purchase and assignment; or

                                 (iv) By making such other arrangement regarding such compensation as shall be mutually acceptable to Landlord and Tenant.

           6.3       CAPITAL ADDITIONS FINANCED BY LANDLORD.

           If Landlord shall, at the request of Tenant and in Landlord's sole discretion, elect to finance the proposed Capital Addition, Tenant shall provide Landlord with such information as Landlord may from time to time request, including, without limitation, the following:

                      (a) Evidence that such Capital Addition will be, and upon completion, has been completed in compliance with the applicable requirements of State and federal law with respect to capital expenditures for healthcare facilities;

                      (b) Copies of all building, zoning and land use permits and approvals and upon completion of such Capital Addition, a copy of the certificate of occupancy for such Capital Addition, if required;

                      (c) Such information, certificates, licenses, permits or other documents necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, State or local government licenses and approvals;

                      (d) An Officer's Certificate and a certificate from Tenant's architect setting forth, in reasonable detail, the projected (or actual, if available) Capital Additions Cost and invoices and lien waivers from Tenant's contractors for such work;

                      (e) A deed conveying to Landlord title to any land acquired for the purpose of constructing the Capital Addition free and clear of any liens or encumbrances, except those approved by Landlord, and, upon completion of the Capital Addition, a final as-built survey thereof reasonably satisfactory to Landlord;

                      (f) Endorsements to any outstanding policy of title insurance covering the Leased Property or commitments therefor, satisfactory in form and substance to Landlord, (i) updating the same without any additional exceptions except as approved by Landlord, and
           (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (g) below);

                      (g) If appropriate, (i) an owner's policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to subparagraph (e) above, free and clear of all liens and encumbrances, except those approved by Landlord, and (ii) a lender's policy of title insurance, reasonably satisfactory in form and substance to Landlord and any Facility Mortgagee;

                      (h) An appraisal of the Leased Property by Valuation Counselors or some other Member of the Appraisal Institute of America, acceptable to Landlord, and/or an

           Officer's Certificate stating that the value of the Leased Property upon completion of the Capital Addition exceeds the Fair Market Value thereof prior to the commencement of such Capital Addition by an amount not less than 80% of the Capital Additions Cost; and

                      (i) Prints of architectural and engineering drawings relating to such Capital Addition and such other certificates, documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of any lease amendment or other instruments required by Landlord, any Facility Mortgagee and any Lending Institution advancing or reimbursing Landlord or Tenant for any portion of the Capital Additions Cost.

           If Landlord shall finance the proposed Capital Addition, Tenant shall pay to Landlord all reasonable costs and expenses paid or incurred by Landlord and any Facility Mortgagee or Lending Institution which has committed to finance such Capital Addition in connection therewith, including, but not limited to,
(a) the reasonable attorneys' fees and expenses, (b) all printing expenses, (c) all filing, registration and recording taxes and fees, (d) documentary stamp taxes, (e) title insurance charges, appraisal fees, and rating agency fees, and
(f) commitment fees.

           6.4        NON-CAPITAL ADDITIONS.

           Tenant shall have the right, at Tenant's sole cost and expense, to make additions, modifications or improvements to the applicable Leased Property which are not Capital Additions ("NON-CAPITAL ADDITIONS") from time to time as Tenant, in its discretion, may deem desirable for the Primary Intended Use, PROVIDED that such action will not materially alter the character or purpose or materially detract from the value, operating efficiency or revenue-producing capability of such Leased Property, or adversely affect the ability of Tenant to comply with the provisions of the applicable Lease, and, without limiting the foregoing, will not adversely affect or violate any Legal Requirement or Insurance Requirement applicable to the applicable Leased Property. All such Non-Capital Additions shall, upon expiration or earlier termination of the applicable Lease for such Leased Property, pass to and become the property of Landlord, free and clear of all liens and encumbrances, other than Permitted Encumbrances.

           6.5        SALVAGE.

           All materials which are scrapped or removed in connection with the making of either Capital Additions or Non-Capital Additions or repairs required by ARTICLE 5 shall be or become the property of the party that paid for such work.

                                    ARTICLE 7

                                      LIENS

           7.1        LIENS.

           Subject to ARTICLE 8, Tenant shall not directly or indirectly create, suffer to be created or allow to remain and shall promptly discharge, at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the applicable Leased Property or Tenant's leasehold interest in such Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by ARTICLE 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable, or (ii) are being contested in accordance with ARTICLE 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable, or are for sums that are being contested in accordance with ARTICLE 8, and (g) any Facility Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of ARTICLE 21.

           7.2        LANDLORD'S LIEN.

           In addition to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of Tenant's breach of the applicable Lease, Tenant hereby grants unto Landlord a security interest in and an express contractual lien upon the Tenant's Personal Property (except motor vehicles), and all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing) relating to the operation of the Facility located at the applicable Leased Property (the "RECORDS") and all proceeds therefrom, subject to any Permitted Liens; and such Tenant's Personal Property shall not be removed from the applicable Leased Property at any time when a Default has occurred and is continuing.

           Upon Landlord's request, Tenant shall execute and deliver to Landlord financing statements in form sufficient to perfect the security interest of Landlord in Tenant's Personal Property and the proceeds thereof in accordance with the provisions of the applicable laws of the State. Tenant hereby grants Landlord an irrevocable limited power of attorney, coupled with an interest, to execute all such financing statements in Tenant's name, place and stead. The security interest herein granted is in addition to any statutory lien for the Rent.

                                    ARTICLE 8

                               PERMITTED CONTESTS

           Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (col lectively "CLAIMS") as to the applicable Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage or deed of trust encumbering such Leased Property or any interest therein or result in or reasonably be expected to result in a lien attaching to such Leased Property, (c) no part of the applicable Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable at torneys' fees, incurred by Landlord in connection therewith or as a result thereof. Upon Landlord's request, Tenant shall either
(i) provide a bond or other assurance reasonably satisfactory to Landlord that all Claims which may be assessed against the applicable Leased Property, together with all interest and penalties thereon will be paid, or (ii) deposit within the time otherwise required for payment with a bank or trust company, as trustee, as security for the payment of such Claims, an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on the applicable Leased Property, or any part thereof, in connection with any such contest. Tenant shall furnish Landlord and any Facility Mortgagee with reasonable evidence of such deposit within five (5) days after request therefor. Landlord agrees to join in any such proceedings if required legally to prosecute such contest; provided, Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith). Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (x) to pay any Claims when finally determined, (y) to provide security therefor as provided in this ARTICLE 8, or (z) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice may be oral and shall not be required if Landlord shall determine the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

                                    ARTICLE 9

                          INSURANCE AND INDEMNIFICATION

           9.1        GENERAL INSURANCE REQUIREMENTS.

           Tenant shall at all times during the Term and at any other time Tenant shall be in possession of the applicable Leased Property, keep the applicable Leased Property and all property located in or on the applicable Leased Property, including Tenant's Personal Property, insured against the risks and in the amounts as follows:

                      (a) Loss or damage by fire, vandalism and malicious mischief, extended coverage perils, earthquake and all physical loss perils insurance, including but not limited to sprinkler leakage, in an amount equal to not less than the greater of (i) the Adjusted Purchase Price or (ii) one hundred percent (100%) of the then full Replacement Cost thereof (as defined in SECTION 9.2 below) with the usual extended coverage endorsements, including a Replacement Cost Endorsement and Builder's Risk Coverage during the continuance of any construction on the applicable Leased Property;

                      (b) Loss or damage by explosion of steamboilers, pressure vessels or other similar apparatus, now or hereafter installed in the Facility located at the Leased Property, in such amounts as may be reasonably required by Landlord or any Facility Mortgagee from time to time;

                      (c) Business interruption and blanket earnings plus extra expense under a rental value insurance policy covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraphs (a) and (b) above, in such amounts as may be customary for comparable properties in the area and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer;

                      (d) Claims for personal injury or property damage under a policy of comprehensive general accident and public liability insurance (in a broad form comprehensive policy, including, without limitation, broad form contractual liability, independent contractor's hazard and completed operations coverage), claims arising out of malpractice in an amount not less than One Million Dollars ($1,000,000) per occurrence, Three Million Dollars ($3,000,000) in the aggregate and umbrella coverage of all such claims in an amount not less than Ten Million Dollars ($10,000,000);

                      (e) Flood (when the applicable Leased Property is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and such other hazards and in such amounts as may be customary for comparable properties in the area;

                      (f) Worker's compensation insurance coverage for all persons employed by Tenant on the applicable Leased Property with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, State and federal law, and employer's liability insurance in such amounts as Landlord and any Facility Mortgagee shall reasonably require; and

                      (g)  Such  additional   insurance  as  may  be  reasonably
           required, from time to time, by Landlord or any Facility Mortgagee.

           9.2        REPLACEMENT COST.

           "REPLACEMENT COST" as used herein, shall mean the actual replacement cost of the property requiring replacement from time to time, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In the event either party believes that the then full replacement cost less such exclusions has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full replacement cost redetermined by an accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give written notice thereof to the other. The determination of such appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser.

           9.3        WAIVER OF SUBROGATION.

           Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

           9.4        FORM SATISFACTORY, ETC.

           All insurance  policies and  endorsements  required  pursuant to this
ARTICLE 9 shall be fully paid for, nonassessable and contain such provisions and expiration dates and be in such form and amounts and issued by insurance carriers authorized to do business in the State, having a general policy holder's rating of A or A+ in Best's latest rating guide, and as otherwise shall be approved by Landlord. Without limiting the foregoing, such policies shall include no deductible in excess of $5,000 (unless consistent with deductibles included in policies carried by entities engaged in similar businesses and owning similar properties similarly situated and agreed to in advance by Landlord) and, with the exception of the insurance described in
SECTION 9.1(F), shall name Landlord and any Facility Mortgagee as additional insureds, as their interests may appear. All losses shall be payable to Landlord, any Facility Mortgagee and Tenant as provided in ARTICLE 10. Any loss adjustment shall require the prior written consent of Landlord, Tenant, and each Facility Mortgagee. Tenant shall pay all insurance premiums, and deliver policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event Tenant shall fail either to effect such insurance as herein required, to pay the premiums therefor, or to deliver such policies or certificates to Landlord or any Facility Mortgagee at the times required, Landlord shall have the right, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until the date repaid. All such policies shall provide Landlord (and any Facility Mortgagee, if required by the same) thirty (30) days' prior written notice of any modification, expiration or cancellation of such policy.

           9.5        BLANKET POLICY.

           Notwithstanding anything to the contrary contained in this ARTICLE 9, Tenant's obligation to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, that (a) the coverage thereby afforded will not be reduced or diminished from that which would exist under a separate policy meeting all other requirements of the applicable Lease, and (b) the requirements of this ARTICLE 9 are otherwise satisfied. Without limiting the foregoing, the amounts of insurance that are required to be maintained pursuant to SECTION 9.1 shall be on a Facility by Facility basis, and shall not be subject to an aggregate limit.

           9.6        NO SEPARATE INSURANCE.

           Tenant shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required by this ARTICLE 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including, Landlord and all Facility Mortgagees, are included therein as additional insureds, and the loss is payable under such insurance in the same manner as losses are payable under the applicable Lease. In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.

           9.7        INDEMNIFICATION OF LANDLORD.

           Notwithstanding the existence of any insurance provided for herein, and without regard to the policy limits of any such insurance, the Tenants jointly and severally agree to protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about any Collective Leased Property or adjoining sidewalks or rights of way, including, without limitation, any claims of malpractice, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by any Tenant or anyone claiming under any Tenant of any Collective Leased Property or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant related to any Collective Leased Property or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Landlord is made a party, (c) any Impositions (which is the joint and several obligation of the Tenants to pay pursuant to the applicable provisions of the applicable Lease), and (d) any failure on the part of any Tenant or anyone claiming under any Tenant to perform or comply with any of the terms of any applicable Lease. The Tenants shall pay all amounts payable under this SECTION 9.7 within ten (10) days after demand therefor, and if not timely paid, such amounts shall bear interest at the Overdue Rate from the date of determination to the date of payment. Each Tenant, at its expense, agrees, jointly and severally, to contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld or delayed). The obligations of each Tenant under this SECTION 9.7 are in addition to the obligations set forth in
SECTION 4.4 and shall survive the termination of the ap plicable Lease.


                                   ARTICLE 10

                                    CASUALTY

           10.1       INSURANCE PROCEEDS.

           All proceeds payable by reason of any loss or damage to the applicable Leased Property, or any portion thereof, and insured under any policy of insurance required by ARTICLE 9 (including, without limitation, proceeds of any business interruption insurance) shall be paid directly to Landlord (subject to the provisions of SECTION 10.2). If Tenant is required to reconstruct or repair such Leased Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Leased Property necessitated by such damage or destruction, subject to the provisions of SECTION 10.2.4. Provided no Default

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or Event of Default  has  occurred  and is  continuing,  any excess  proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant. In the event that SECTION 10.2.1 below is applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to SECTION
10.2.1. All salvage resulting from any risk covered by insurance shall belong to Landlord, except any salvage related to Tenant's Capital Additions and Tenant's Personal Property shall belong to Tenant.

           10.2       DAMAGE OR DESTRUCTION.

                      10.2.1     DAMAGE OR DESTRUCTION OF LEASED PROPERTY.

                      If, during the Term, the applicable Leased Property shall be totally or partially destroyed and the Facility located thereon is thereby rendered Unsuitable for Its Primary Intended Use, Tenant shall, at Tenant's option, exercisable by Notice to Landlord within thirty (30) days after the date of such damage or destruction, either irrevocably offer (a) to purchase such Leased Property from Landlord for a purchase price equal to the greater of (i) the Adjusted Purchase Price of such Leased Property or (ii) the Fair Market Value Purchase Price of such Leased Property immediately prior to such damage or destruction. If Tenant shall fail to give such Notice, Tenant shall be deemed to have elected the option provided in CLAUSE
           (A) above. In the event Landlord does not accept Tenant's offer to purchase the applicable Leased Property within thirty (30) days after receipt of Tenant's Notice of election, the applicable Lease with respect to the applicable Leased Property shall terminate without further liability hereunder and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage. In the event Tenant purchases such Leased Property as provided in this
           SECTION 10.2.1, the insurance proceeds payable on account of such damage shall be paid to Tenant.

                      10.2.2     PARTIAL DAMAGE OR DESTRUCTION.

                      If during the Term, the applicable Leased Property shall be totally or partially destroyed but the Facility located thereon is not rendered Unsuitable for its Primary Intended Use, Tenant shall promptly restore such Facility as provided in SECTION 10.2.4.

                      10.2.3     INSUFFICIENT INSURANCE PROCEEDS.

                      If the cost of the repair or restoration of the applicable Leased Property exceeds the amount of insurance proceeds received by Landlord pursuant to ARTICLE 9, upon the demand of Landlord, Tenant shall contribute any excess amounts needed to restore such Leased Property. Such difference shall be paid by Tenant to Landlord and held by Landlord, together with any other insurance proceeds, for application to the cost of repair and restoration.

                      10.2.4     DISBURSEMENT OF PROCEEDS.

                      In the event Tenant is required to restore the applicable Leased Property pursuant to SECTION 10.2, Tenant will, at its sole cost and expense, commence promptly and continue diligently to perform the repair and restoration of such Leased Property (hereinafter called the "WORK"), or shall cause the same to be done, so as to restore such Leased Property in full compliance with all Legal Requirements and so that such Leased Property shall be at least equal in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, Landlord shall advance the insurance proceeds (other than proceeds of business interruption insurance which shall be advanced as provided below) and the amounts paid to it pursuant to SECTION
           10.2.3 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be for not less than $50,000 (or such lesser amount as equals the entire balance of the repair and restoration) and Tenant shall submit to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be acceptable to Landlord). Landlord may, at its option, condition advancement of said insurance proceeds and other amounts on (i) the absence of any Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord, (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors,
           (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require. Except as provided in the following sentence and provided no Default has occurred and is continuing, on the first day of each calendar month during which proceeds of business interruption insurance are disbursed to Landlord under the policy of business interruption insurance maintained pursuant to ARTICLE 9, Landlord shall disburse proceeds of business interruption insurance received by it to Tenant upon Notice from Tenant accompanied by a certification from Tenant that such moneys will be used for costs or expenses of owning or operating the applicable Leased Property, including any corporate allocation in compliance with SECTION 22.9. Proceeds of business interruption insurance shall be applied by Landlord, on the first day of the calendar month following such disbursement, first to the payment of all Minimum Rent, Additional Rent and Additional Charges then due and payable and to become due and payable for the period for which such proceeds have been paid by the insurance provider, if at any time the amount of such proceeds will be insufficient to pay all Minimum Rent, Additional Rent and Additional Charges due or to come due during such period, Landlord shall suspend disbursement of such proceeds.

                      Landlord's obligation to disburse insurance proceeds under this ARTICLE 10 shall be subject to the release of such proceeds by the applicable Facility Mortgagee to Landlord.

                      Tenant's obligation to restore the applicable Leased Property pursuant to this ARTICLE 10 shall be subject to the release of available insurance proceeds by the applicable Facility Mortgagee to Landlord.

                      10.2.5     TERMINATION OF APPLICABLE LEASE.

                      If Landlord accepts Tenant's offer to purchase the applicable Leased Property, as provided herein, the applicable Lease shall terminate as to the applicable Leased Property upon payment of the purchase price therefor, and Landlord shall remit to Tenant all insurance proceeds pertaining to the applicable Leased Property then held by Landlord.

           10.3       DAMAGE NEAR END OF TERM.

           Notwithstanding any provisions of SECTION 10.1 OR 10.2 to the contrary, if damage to or destruction of the applicable Leased Property occurs during the last eighteen (18) months of the Second Extended Term of the applicable Lease and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of such Term, then Tenant shall have the right to terminate the applicable Lease on thirty (30) days prior Notice to Landlord by giving Notice thereof to Landlord within sixty (60) days after the date of such damage or destruction.

           10.4       TENANT'S PROPERTY.

           All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property or Tenant's Capital Additions shall be paid to Tenant and, to the extent necessary to repair or replace Tenant's Capital Additions or Tenant's Personal Property in accordance with SECTION 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property or Tenant's Capital Additions.

           10.5       RESTORATION OF TENANT'S PROPERTY.

           If Tenant is required to restore the applicable Leased Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant, Tenant's Personal Property and all Tenant's Capital Additions, or (b) replace such alterations and improvements, Tenant's Personal Property, and/or Tenant's Capital Additions with improvements or items of the same or better quality and utility in the operation of such Leased Property.

           10.6       NO ABATEMENT OF RENT.

           The applicable Lease shall remain in full force and effect and Tenant's obligation to make all payments of Rent (including, without limitation, Additional Rent) and to pay all other charges as and when required under such Lease shall remain unabated during the Term notwithstanding any damage involving the applicable Leased Property (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder); PROVIDED, HOWEVER, that effective upon the purchase of such Leased Property or termination of such Lease pursuant to and in accordance with SECTION 10.2, such Lease shall terminate except with respect to the obligations and liabilities of Tenant thereunder, actual or contingent, that arose prior to such termination. The provisions of this ARTICLE 10 shall be considered an express agreement governing any cause of damage or destruction to the applicable Leased Property and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

           10.7       WAIVER.

           Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the applicable Leased Property which Landlord is obligated to restore or may restore under any of the provisions of the applicable Lease.


                                   ARTICLE 11

                                  CONDEMNATION

           11.1       TOTAL CONDEMNATION, ETC.

           If either (i) the whole of the applicable Leased Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of such Leased Property renders such Leased Property Unsuitable for Its Primary Intended Use, the Rent for such Leased Property shall abate in its entirety on the Date of Taking, the applicable Lease shall terminate and Tenant and Landlord shall seek the Award for their interests in such Leased Property as provided in
SECTION 11.5. If the Award received by Landlord for Landlord's interest in such Leased Property is less than the greater of (x) the Adjusted Purchase Price or
(y) the Fair Market Value Purchase Price of such Leased Property immediately prior to such Condemnation, Tenant shall contribute and pay to Landlord the lesser of (1) the amount of Tenant's Award or (2) such shortfall; PROVIDED, HOWEVER, that notwithstanding the foregoing, if the sum of the Awards received by Landlord and Tenant with respect to such Condemnation is less than the Adjusted Purchase Price of such Leased Property, Tenant shall pay the amount of such difference to Landlord, whether or not such amount exceeds Tenant's Award.

           11.2      PARTIAL CONDEMNATION.

           In the event of a Condemnation of less than the whole of the applicable Leased Property such that such Leased Property is still suitable for its Primary Intended Use, Tenant will, at its sole cost and expense, commence promptly and continue diligently to restore the untaken portion of the Leased Improvements on such Leased Property so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation, in full compliance with all Legal Requirements. Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for the taken Leased Improvements, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of said Award and other amounts on (i) the absence of any Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require. Landlord's obligation under this SECTION 11.2 to disburse the Award and such other amounts shall be subject to (1) the collection thereof by Landlord and (2) the satisfaction of any applicable requirements of any Facility Mortgage, and the release of such Award by the applicable Facility Mortgagee. Tenant's obligation to restore the applicable Leased Property shall be subject to the release of the Award by the applicable Facility Mortgagee to Landlord. If the cost of the restoration of the applicable Leased Property exceeds that part of the Award necessary to complete such restoration, together with severance and other damages awarded for the taken Leased Improvements, Tenant shall contribute upon the demand of Landlord any excess amounts needed to restore such Leased Property. Such difference shall be paid by Tenant to Landlord and held by Landlord, together with such part of the Award and such severance and other damages, for application to the cost of restoration.

           11.3       ABATEMENT OF RENT.

           Other than as specifically provided in this Master Lease Document, the applicable Lease shall remain in full force and effect and Tenant's obligation to make all payments of Rent (includ ing, without limitation, Additional Rent) and to pay all other charges as and when required under such Lease shall remain unabated during the Term notwithstanding any Condemnation involving the applicable Leased Property; PROVIDED, HOWEVER, that effective upon the purchase of such Leased Property or the termination of the Lease pursuant to and in accordance with SECTION 11.1, such Lease shall terminate except with respect to the obligations and liabilities of Tenant thereunder, actual or contingent, that arose prior to such termination. The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the applicable Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

           11.4       TEMPORARY CONDEMNATION.

           In the event of any temporary Condemnation of all or any part of the applicable Leased Property or Tenant's interest under the applicable Lease of such Leased Property, the applicable Lease shall continue in full force and effect, and Tenant shall continue to pay, in the manner and on the terms therein specified, the full amount of the Rent. Tenant shall continue to perform and observe all of the other terms and conditions hereof on the part of the Tenant to be performed and observed. Provided no Default or Event of Default that relates to the payment of money has occurred and is continuing, the entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore such Leased Property to the condition that existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration. For purposes of this
SECTION 11.4, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twenty-four (24) months.

           11.5       ALLOCATION OF AWARD.

           Except as provided in the second sentence of this SECTION 11.5, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the Leased Property, Tenant's Capital Additions, loss of business during the remainder of the Term, the taking of Tenant's Personal Property, or Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant (subject to the provisions of SECTION 11.2 hereof). In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.


                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

           12.1       EVENTS OF DEFAULT.

           The occurrence, and continuance beyond the expiration of any applicable grace period specifically provided for in this SECTION 12.1, of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under the applicable Lease:

                      (a) an Event of Default (as defined therein) shall occur and be continuing under any Transaction Document; or

                      (b) any Tenant shall fail to make any payment of the Rent or any other sum (including, but not limited to, payment of the purchase price for any of the Collective Leased Properties which any Tenant shall be obligated or elects to purchase pursuant to the terms of this Master Lease Document or any Lease) payable hereunder or under any Lease when due and such failure continues for a period of ten (10) days after the date when due; or

                      (c) any Tenant shall default in the due observance or performance of any of the terms, covenants or agreements contained herein or in any other Transaction Document to be performed or observed by it or Community Care shall default in the due observance of Section 4 of the CCA Guaranty, in each case relating to other than the payment of money and not otherwise referred to in this SECTION 12.1, and such default shall remain unremedied for a period of fifteen (15) days after Notice thereof from Landlord (provided that no such notice shall be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), PROVIDED, HOWEVER, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time, and if in addition such Tenant or Community Care commences to cure such default within fifteen (15) days after Notice thereof from Landlord, and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional thirty (30) days) as may be necessary to cure such default with all due diligence; or

                      (d) any Tenant shall default in due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to ARTICLES 7, 9 or 16 and Landlord shall elect, by Notice to such Tenant, to treat such default as an Event of Default hereunder; or

                      (e) any Guarantor shall default in due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty (other than Section 4 of the CCA Guaranty); or

                      (f) any of the Transaction Documents shall cease for any reason to be in full force and effect (other than as specifically provided therein, or released as provided therein), or any Tenant or any Guarantor shall so assert in writing; or

                      (g) the occurrence of a default or breach of condition continuing beyond the expiration of any applicable grace period under the terms of any other agreement, document or instrument (including, without limitation, all leases and loan documents) evidencing any indebtedness, covenant, liability, obligation or undertaking due to, or made for the benefit of, Landlord and/or any of its Affiliates by
           (i) any Tenant, (ii) any Affiliate of any Tenant, (iii) any Guarantor, (iv) any Affiliate of any Guarantor or (v) any entity owned, legally or beneficially, by any Tenant or any Guarantor, whether such indebtedness, covenants, liabilities, obligations or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising; or

                      (h) any obligation of any Tenant or any Guarantor, or of any Subsidiary of either, in respect of any Indebtedness for money borrowed or for the deferred purchase price of any material property or services (excluding trade accounts payable in the ordinary course of business on customary trade terms) in each case in the aggregate amount of $10,000, or any guaranty relating thereto shall be declared to be or shall become due and payable prior to the stated maturity thereof, or there shall occur and be continuing any default under any instrument, agreement or evidence of indebtedness relating to any such Indebtedness for money borrowed the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebted ness for money borrowed to become due prior to its stated maturity; or

                      (i) there shall occur a final unappealable determination by applicable state authorities of the revocation or limitation of any license, permit, certification or approval required for the lawful operation of any Facility located on any Collective Leased Property in accordance with its Primary Intended Use or the loss or limitation of any license, permit, certification or approval under any other circumstances under which the applicable Tenant is required to cease its operation of such Facility in accordance with its Primary Intended Use at the time of such loss or limitation; or

                      (j) any representation or warranty made by or on behalf of any Tenant or any Guarantor under or in connection with any Lease or any of the other Transaction Documents, or in any document, certificate or agreement delivered pursuant to the terms of such Lease or any of the other Transaction Documents, shall prove to have been false or misleading in any material respect on the day when made or deemed made; or

                      (k) any Tenant or any Guarantor shall be generally not paying its debts as they become due, or any Tenant or any Guarantor, or any subsidiary thereof, shall make a general assignment for the benefit of creditors; or

                      (l) any petition shall be filed by or against (i) any Tenant or (ii) any Guarantor or (iii) any Affiliate of either (where the filing of such petition or commencement or adjudication of such proceeding by or against any such Affiliate will have a material adverse effect upon the operations, business prospects, property, or assets of, liabilities, or the condition of, any Tenant or any Guarantor), under the Federal bankruptcy laws, or any other proceeding shall be instituted by or against any Tenant or such Guarantor or Affiliate seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Tenant or such Guarantor or Affiliate, or for any substantial part of the property of any Tenant or such Guarantor or Affiliate, and such proceeding is not dismissed within ninety (90) days after institution thereof, or any Tenant or such Guarantor or Affiliate shall take any action to authorize or effect any of the actions set forth above in this PARAGRAPH (L); or

                      (m) any Tenant or any Guarantor or any Affiliate of any of them (where the dissolution or termination of any such Affiliate will have a material adverse effect upon the operations, business prospects, property, or assets of, liabilities, or the condition of, any Tenant or any Guarantor) shall cause or institute any proceeding for its dissolution or termination; or

                      (n) any Tenant shall voluntarily cease operation of any Collective Leased Property for its Primary Intended Use for a period in excess of thirty (30) consecutive days, except as a result of damage, destruction or partial or complete condemnation; or

                      (o) a default shall occur under any mortgage which is secured by any Tenant's leasehold interest in any Lease or the mortgagee under any such mortgage accelerates the indebtedness secured thereby or commences a foreclosure action in connection with said mortgage; or

                      (p) if the estate or interest of any Tenant in any Collective Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (i) one hundred and twenty (120) days after commencement thereof, unless the amount in dispute is less than $10,000, in which case such Tenant shall give notice to Landlord of the dispute but such Tenant may defend in any suitable way, and (ii) thirty (30) days after receipt by such Tenant of notice thereof from Landlord (unless such Tenant shall be contesting such lien or attachment in good faith in accordance with ARTICLE 8 hereof); or

                      (q) if any of the representations or warranties made in the Merger Agreement proves to be untrue when made in any material respect; or

                      (r) if any Provider Agreement material to the operation or financial condition of any Tenant or any Facility shall be terminated prior to the expiration of the term thereof or, without the prior written consent of Landlord in each instance (which consent may be withheld in Landlord's sole and absolute discretion), shall not be renewed or extended or replaced upon the expiration of the stated term thereof and such termination is expected to have a material adverse effect upon the operations, business prospects, property, or assets of, liabilities, or the condition of, or Net Patient Revenues or Non-Inpatient Revenues generated by, such Facility or such Tenant; or

                      (s) if, after any Tenant has obtained approval for Medicare and/or Medicaid funding, a final unappealable determination is made by the applicable governmental authority that Tenant shall have failed to comply with applicable Medicare and/or Medicaid regulations in the operation of any Facility, as a result of which failure such Tenant is declared ineligible to receive reimbursements under the Medicare and/or Medicaid programs;

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate all of the Leases, or any of them, as Landlord, in its sole discretion, elects, by giving Notice of such termination, and upon the expiration of the time, if any, fixed in such Notice, the Term of each Lease designated by Landlord shall terminate and all rights of any Tenant under such Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of any Lease.

           Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Collective Leased Properties or any portion thereof and take possession of any and all of Tenant's Personal Property and the Records (subject to any prohibitions or limitations to disclosure of any such data as described in SECTION 3.1.2(E)) on the applicable Leased Property, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord) and sell the same at public or private sale, after giving Tenant reasonable Notice of the time and place of any public or private sale, at which sale Landlord or its assigns may purchase all or any portion of Tenant's Personal Property unless otherwise prohibited by law. Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable Notice shall be met if such Notice is given at least five (5) days before the day of sale. The proceeds from any such disposition, less all expenses incurred in connection with the taking of possession, holding and selling of such property (including, reasonable at torneys' fees) shall be applied as a credit against the indebtedness which is secured by the security interest granted in SECTION 7.2. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiency to Landlord, as Additional Charges, upon demand.

           12.2       REMEDIES.

           Neither  (a) the  termination  of the  applicable  Lease  pursuant to
SECTION 12.1, (b) the repossession of the applicable Leased Property or any portion thereof, (c) the failure of Landlord, notwithstanding reasonable good faith efforts, to re-let the applicable Leased Property or any portion thereof, nor (d) the reletting of all or any portion thereof, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the applicable Leased Property to and including the date of such termination. Thereafter, Tenant, until the end of what would have been the Term of the applicable Lease in the absence of such termination, and whether or not the applicable Leased Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting of the applicable Leased Property, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if the applicable Lease had not been terminated. Additional Rent for the purposes of this SECTION 12.2 shall be a sum equal to the amount of the Additional Rent (determined on an annualized basis) payable for the Fiscal Year immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place. If, however, such termination, re-entry or repossession occurs during the first full Fiscal Year after the Commencement Date, the Additional Rent for such Leased Property shall be determined based on the assumption that Additional Rent for such Leased Property would have continued to accrue at the same rate that it had for the Fiscal Year immediately prior to such termination, re-entry or repossession determination.

           At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord's election, Tenant shall pay to Landlord either (a) an amount equal to the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of the applicable Lease if the same remained in effect, over the Fair Market Rental for the same period, or (b) an amount equal to the lesser of (i) the Rent and other charges that would have been payable for the balance of the Term had it not been terminated, or (ii) the aggregate of the Rent and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any free rent or other concession or abatement). In the event the applicable Lease is so terminated prior to the expiration of the first full year of the Term, the liquidated damages which Landlord may elect to recover pursuant to CLAUSE (B) (II) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date. Nothing contained in the applicable Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

           In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the applicable Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the applicable Leased Property or any portion thereof as Landlord, in its sole judgment, considers it advisable and necessary for the purpose of reletting the applicable Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the applicable Leased Property, or, in the event that the applicable Leased Property is relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the applicable Leased Property, by reason of the violation by Tenant of any of the covenants and conditions of the applicable Lease.

           12.3       TENANT'S WAIVER.

           IF THE  APPLICABLE  LEASE IS  TERMINATED  PURSUANT TO SECTION 12.1 OR
12.2 HEREOF, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, (A) ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND (B) THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

           12.4       APPLICATION OF FUNDS.

           Any payments received by Landlord under any of the provisions of the applicable Lease during the existence or continuance of any Default or Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Default or Event of Default) shall be applied to the Tenants' obligations under the applicable Lease and under the other Transaction Documents in such order as Landlord may determine or as may be prescribed by the laws of the State.

           12.5       FAILURE TO CONDUCT BUSINESS.

           For the purpose of determining rental loss damages for Additional Rent, in the event Tenant shall fail to conduct its business at the applicable Leased Property for the Primary Intended Use, exact damages or the amount of Additional Rent being unascertainable, the Additional Rent for such Leased Property shall be deemed to be equal to the annual amount of the Additional Rent for the Fiscal Year immediately preceding the Fiscal Year in which such determination takes place. If, however, such determination occurs during the first full Fiscal Year after the Commencement Date, the Additional Rent for such Leased Property shall be determined based on the assumption that Additional Rent for such Leased Property would have continued to accrue at the same rate that it had for the period prior to such determination.

           12.6       LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT.

           If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (provided that no such notice shall be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant, and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the applicable Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor, including the management of the Facility located on the applicable Leased Property by Landlord or its designee, and Tenant hereby irrevocably appoints, in the event of such election by Landlord, Landlord or its designee as manager of the Facility located on the applicable Leased Property and its attorney in fact for such purpose, irrevocably and coupled with an interest, in the name, place and stead of Tenant. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

           12.7       TRADE NAMES.

           If the applicable Lease relating to a Facility is terminated for any reason Tenant shall not use a Facility Trade Name in the same market in which such Facility is located in connection with any business that competes with such Facility.


                                   ARTICLE 13

                                  HOLDING OVER

           Any holding over by Tenant after the expiration of the Term shall be treated as a daily tenancy at sufferance at a rate equal to 1-1/2 times the Minimum Rent and the Additional Rent then in effect plus Additional Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (other than consequential damages) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in the applicable Lease, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of the applicable Lease.

                                   ARTICLE 14

                               LANDLORD'S DEFAULT

           If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in the applicable Lease, and such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Facility Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a "LANDLORD DEFAULT" by a second Notice to Landlord and to such Facility Mortgagee. Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest from the date Landlord receives Tenant's invoice, at a rate equal to the lesser of the Overdue Rate or the maximum rate allowed by law. Tenant shall have no right to terminate the applicable Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

           If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof. If Tenant and Landlord shall fail, in good faith, to resolve the dispute within ten (10) days after Landlord's Notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction.


                                   ARTICLE 15

                           PURCHASE OF LEASED PROPERTY

           In the event Tenant shall purchase the applicable Leased Property from Landlord pursuant to the terms of the applicable Lease, Landlord shall, upon receipt from Tenant of the applicable purchase price, together with full payment of any unpaid Rent and other charges due and payable with respect to any period ending on or before the date of the purchase, and so long as no Default shall have occurred and be continuing at such time, deliver to Tenant an appropriate deed or other instruments, conveying the entire interest of Landlord in and to such Leased Property to Tenant, free and clear of all encumbrances created through the act or omission of Landlord other than (i) those liens, if any, which Tenant has agreed in writing to accept and take title subject to, and
(ii) encumbrances imposed on such Leased Property under SECTION 5.5 hereof. The difference between the applicable purchase price and the total cost of discharging the encumbrances described in CLAUSE (I) above shall be paid in cash to Landlord or as Landlord may direct, in federal or other immediately available funds. Other than as specifically provided above, such Leased Property shall be conveyed to Tenant on an "as is" basis, and in its then physical condition. The closing of any such sale shall be subject to all terms and conditions with respect thereto set forth in the applicable Lease and in the other Transaction Documents, and shall, unless waived by Tenant, be contingent upon and subject to Tenant's obtaining all required governmental consents and approvals for such transfer. All expenses of such conveyance, including, without limitation, all transfer and sales taxes, documentary fees, the fees and expenses of counsel to Landlord and the cost of any title examination or title insurance, shall be paid by Tenant.


                                   ARTICLE 16

                            SUBLETTING AND ASSIGNMENT

           16.1       SUBLETTING AND ASSIGNMENT.

           Except as provided in SECTION 16.3 below, Tenant shall not, without the prior written consent of a majority of the Independent Trustees and a majority of the Trustees, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer the applicable Lease or sublease (which term shall be deemed to include the granting of concessions and licenses and the like), all or any part of the applicable Leased Property or suffer or permit the applicable Lease or the leasehold estate created hereby or thereby or any other rights arising under the applicable Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the applicable Leased Property by anyone other than Tenant, or the applicable Leased Property to be offered or advertised for assignment or subletting. For purposes of this SECTION 16.1, an assignment of the applicable Lease shall be deemed to include any Change in Control of Tenant or any transaction pursuant to which Tenant or Newco is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant's or Newco's assets are transferred to any other entity, as if such Change in Control or transaction were an assignment of the applicable Lease.

           If the applicable Lease is assigned or if the applicable Leased Property or any part thereof are sublet (or occupied by anybody other than Tenant and its employees) Landlord, after an Event of Default occurs and is continuing, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this SECTION 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in the applicable Lease.

           No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this SECTION 16.1. No assignment, subletting or occupancy shall affect the Primary Intended Use. Any subletting, assignment or other transfer of Tenant's interest in the applicable Lease in contravention of this SECTION
16.1 shall be voidable at Landlord's option.

           16.2       REQUIRED SUBLEASE PROVISIONS.

           Any sublease of all or any portion of the applicable Leased Property shall provide (a) that it is subject and subordinate to the applicable Lease and to the matters to which the applicable Lease and such Lease is or shall be subject or subordinate; (b) that in the event of termination of such Lease or reentry or dispossession of Tenant by Landlord under such Lease, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Facility Mortgagee, as holder of a mortgage or as Landlord under the applicable Lease, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore ac crued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month's Rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of such Leased Property or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant, or
(viii) be required to remove any Person occupying such Leased Property or any part thereof; and (c) in the event the subtenant receives a written Notice from Landlord or the Facility Mortgagee, if any, stating that an Event of Default has occurred and is continuing, the subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice or as such party may direct. All rentals received from the subtenant by Landlord or the Facility Mortgagee, if any, as the case may be, shall be credited against the amounts owing by Tenant under the applicable Lease; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of the applicable Lease on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

           The provisions of this SECTION 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of SECTION 16.1.

           16.3       PERMITTED SUBLEASE.

           Notwithstanding  the  foregoing,  but  subject to the  provisions  of
SECTION 16.4 below and any other express conditions or limitations set forth herein, Tenant may, in each instance after Notice to Landlord, sublease space at the applicable Leased Property for laundry, commissary or child care purposes or similar concessions in furtherance of the Primary Intended Use, so long as such sublease would not reduce the number of licensed beds at the applicable
Facility, would not violate or affect any Legal Requirement or Insurance Requirement, and Tenant has provided such additional insurance coverage applicable to the activities to be conducted in such subleased space as is acceptable to Landlord (and any Facility Mortgagee) in its discretion.

           16.4       SUBLEASE LIMITATION.

           Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the applicable Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the sublease rental would fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or any similar or successor provision thereto.


                                   ARTICLE 17

                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

           17.1       ESTOPPEL CERTIFICATES

           At any time and from time to time, upon not less than ten (10) days prior Notice by Landlord, Tenant shall furnish to Landlord an Officer's Certificate certifying that the applicable Lease is unmodified and in full force and effect (or that the applicable Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that Tenant is not in default in the performance or observance of any of the terms of the applicable Lease and that no event exists which with the giving of notice, lapse of time, or both, would constitute a Default or an Event of Default, or if a Default or an Event of Default shall exist, specifying in reasonable detail such Default or an Event of Default, and the steps being taken to remedy the same, and such additional information as Landlord may reasonably request. Any such certificate furnished pursuant to this SECTION 17.1 may be relied upon by Landlord and any prospective purchaser or mortgagee of the applicable Leased Property.

           17.2       FINANCIAL STATEMENTS.

           Tenant shall furnish the following statements to Landlord:

                      (a) within forty-five (45) days after each of the first three quarters of any Fiscal Year, the most recent Consolidated Financials and the most recent unaudited financial statements of Tenant prepared on a Facility by Facility basis, in each case accompanied by the Financial Officer's Certificate;

                      (b) within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials for such year, including the most recent financial statements of Tenant prepared on a Facility by Facility basis, in each case certified by or any other independent certified public accountant reasonably satisfactory to Landlord and accompanied by the Financial Officer's Certificate;

                      (c) within thirty (30) days after the end of each calendar month, an unaudited statement of income prepared on a Facility by Facility basis, including occupancy percentages and payor mix, accompanied by the Financial Officer's Certificate;

                      (d) promptly after the sending or filing thereof, copies of all reports which Tenant sends to its security holders generally, and copies of all periodic reports which Tenant files with the SEC or any stock exchange on which its shares are listed or traded;

                      (e) promptly after the delivery thereof to Tenant, or its management, a copy of any management letter or written report prepared by the certified public accountants with respect to the financial condition, operations, business or prospects of Tenant.

                      (f) at any time and from time to time upon not less than twenty (20) days Notice from Landlord, Tenant will furnish to Landlord any Consolidated Financials or any other financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith; and

                      (g) promptly upon notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant as Landlord may request from time to time.


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Landlord may at any time, and from time to time,  provide any Facility Mortgagee with copies of any of the foregoing statements.

           17.3       GENERAL OPERATIONS.

           Tenant covenants and agrees to furnish to Landlord:

                      17.3.1     REIMBURSEMENT, LICENSURE, ETC.

           Within thirty (30) days after receipt or modification thereof, copies of

                                 (a) all licenses authorizing Tenant to operate the Facility for its Primary Intended Use;

                                 (b) all Medicare and Medicaid certifications, together with provider agreements and all material
                                            correspondence relating thereto with
                                            respect to the Facility  (excluding,
                                            however, correspondence which may be
                                            subject   to   any   attorney-client
                                            privilege);

                                 (c) a Nursing Home Administrator License for the individual employed in such capacity with respect to the Facility; and

                                 (d) all reports of surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including,  without limitation,  all
                                            reports and material  correspondence
                                            concerning    compliance   with   or
                                            enforcement       of      licensure,
                                            Medicare/Medicaid, and accreditation
                                            requirements,   including   physical
                                            environment  and  Life  Safety  Code
                                            survey reports (excluding,  however,
                                            correspondence  which may be subject
                                            to any  attorney-client  privilege);
                                            and

                                 (e) with reasonable promptness, such other confirmation as to the Licensure and Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time.

                      17.3.2     ANNUAL BUDGETS.

           Not less than thirty (30) days prior to commencement of any Fiscal Year, proposed annual income and ordinary expense and capital improvement budgets setting forth projected income and costs and expenses projected to be incurred by Tenant in managing, owning, maintaining and operating the Facility during the next succeeding Fiscal Year.

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                                   ARTICLE 18

                           LANDLORD'S RIGHT TO INSPECT

           Tenant shall permit Landlord and its authorized representatives to inspect the applicable Leased Property during usual business hours upon not less than twenty-four (24) hours' Notice (provided that no such notice shall be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), and to make such repairs as Landlord is permitted or required to make pursuant to the terms of the applicable Lease; PROVIDED that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of applicable Leased Property; FURTHER PROVIDED that in the event of an emergency, as determined by Landlord in its sole discretion, prior notice shall not be necessary.


                                   ARTICLE 19

                                    APPRAISAL

           19.1       APPRAISAL PROCEDURE.

           In the event that it becomes necessary to determine the Fair Market Value or Fair Market Rental of any property for any purpose of the applicable Lease, and the parties cannot agree amongst themselves on such Fair Market Value or Fair Market Rental, Tenant may request that Landlord select, or Landlord may on its own initiative select, a Qualified Appraiser (as hereinafter defined). If Tenant does not accept the Fair Market Value or Fair Market Rental, as the case may be, of such property as of the relevant date as determined by such Qualified Appraiser, Tenant may, within ten (10) days after receiving the report of such Qualified Appraiser, by written notice to Landlord, appoint a second Qualified Appraiser. If Tenant does not so appoint a second Qualified Appraiser within such ten (10) day period, Tenant shall be deemed to have accepted the Fair Market Value or Fair Market Rental determined by the first Qualified Appraiser. The two appraisers so designated shall meet within ten (10) days after the second Qualified Appraiser is designated, and, if within ten (10) days after the second Qualified Appraiser is designated, the two appraisers do not agree upon the Fair Market Value or Fair Market Rental, as the case may be, of any property as of the relevant date, the two appraisers shall designate a third Qualified Appraiser, within ten (10) days thereafter. In the event that the two appraisers are unable to agree upon the appointment of a third Qualified Appraiser within such ten (10) day period, either Landlord or Tenant, on behalf of both, may then request appointment of such appraiser by the then president of the American Arbitration Association. In the event of a failure, refusal or inability of any appraiser to act, a new Qualified Appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinabove provided for the appointment of such appraiser so failing, refusing or being unable to act. In the event that all appraisers cannot agree upon such value within ten (10) days as aforesaid, each appraiser shall submit his appraisal of such value to the other two appraisers in writing, and such value shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values determined by the three appraisers.

           "QUALIFIED APPRAISER" shall mean any disinterested person who is a member in good standing of the American Institute of Real Estate Appraisers or the American Society of Real Estate Counselors (or the successor to either of such organizations) and who has had not less than ten (10) years experience in appraising and valuing, commercial buildings in the State.

           The costs (other than Landlord's counsel fees) of each such appraisal shall be borne by Tenant and shall be included as part of the Additional Charges. Upon determining such value, the appraisers shall promptly notify Landlord and Tenant in writing of such determination. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party.

           The determination of the board of appraisers (or the single Qualified Appraiser, as appropriate) made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

           19.2       LANDLORD'S RIGHT TO APPRAISAL.

           Landlord shall have the right, exercisable twice at any time during the Term, to appoint a Qualified Appraiser (which may include, without limitation, American Appraisal Associates) to perform a complete appraisal of the applicable Leased Property, (each such appraisal to include complete valuations of such Leased Property based upon (a) the "Cost Approach", (b) the "Market Approach" and (c) the "Income Approach"), which appraisal shall meet all requirements of any state or Federal bank regulatory authority that Landlord considers relevant or any Facility Mortgagee. The costs of each such appraisal shall be borne by Tenant and shall be included as part of the Additional Charges.


                                   ARTICLE 20

                          LANDLORD'S OPTION TO PURCHASE

           20.1       LANDLORD'S   OPTION  TO  PURCHASE  THE  TENANT'S  PERSONAL
PROPERTY; TRANSFER OF LICENSES.

           Effective on not less than fifteen (15) days' prior notice given at least sixty (60) days prior to expiration of the Term (or such shorter period as shall be appropriate if the applicable Lease is terminated prior to its expiration date), Landlord shall have the option to purchase all (but not less than all) of Tenant's Personal Property (except motor vehicles), if any, at the expiration or termination of the applicable Lease, for an amount equal to the then fair market value thereof

(determined  in accordance  with the appraisal  procedures  set forth in ARTICLE
19), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, security interests and other encumbrances to which such Tenant's Personal Property is subject. Tenant's Personal Property will be conveyed to Landlord on an "as-is" basis, in its then current condition and state of repair. Tenant shall provide Landlord with warranties of title, reflecting no encumbrances as to which adjustments to the purchase price thereof, as required by the previous sentence, have not been made. Failure of Landlord to notify Tenant of the election of its option to purchase Tenant's
Personal Property by the fifteenth day prior to the termination of the applicable Lease shall be deemed to constitute a waiver of Landlord's right to purchase Tenant's Personal Property at the applicable Leased Property. Upon the expiration or sooner termination of the applicable Lease, or upon management of the Facility located on the applicable Leased Property by the Landlord or its designee, Tenant shall use all reasonable efforts to transfer and assign to Landlord or its designee, or assist Landlord or its designee in obtaining, any contracts, licenses, and certificates required for the then operation of such Facility.

                                   ARTICLE 21

                               FACILITY MORTGAGES

           21.1      LANDLORD MAY GRANT LIENS.

           Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this SECTION 21.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the applicable Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall include the right to prepay (whether or not subject to a prepayment penalty) and shall provide (subject to SECTION 21.2 below) that it is subject to the rights of Tenant under the applicable Lease, including the rights of Tenant to acquire such Leased Property pursuant to the applicable provisions of the applicable Lease (except Tenant's right of first refusal to purchase such Leased Property shall not apply upon foreclosure or transfer in lieu thereof, provided, that any such purchaser or transferee (a) shall take title subject to Tenant's rights to acquire such Leased Property pursuant to the applicable Lease, (b) shall agree to give Tenant the same notice, if any, given to Landlord of any default or acceleration of any obligation with respect to such Encumbrance, and (c) shall agree to permit Tenant to appear by its representative and bid at any sale in foreclosure made with respect to any such Encumbrance).

           21.2      SUBORDINATION OF LEASE.

           Subject to SECTION 21.1 above, the applicable Lease, any and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the applicable Leased Property or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which the applicable Lease is, at the time referred to, subject and subordinate is herein called "SUPERIOR LEASe" and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called "SUPERIOR LANDLORD" and any mortgage or deed of trust to which the applicable Lease is, at the time referred to, subject and subordinate, is herein called "SUPERIOR MORTGAGE" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "SUPERIOR MORTGAGEE".

           If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under the applicable Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "SUCCESSOR LANDLORD") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under the applicable Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, the applicable Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in the applicable Lease, except that the Successor Landlord (unless formerly the landlord under the applicable Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under the applicable Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of the applicable Lease subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Minimum Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto,
(e) liable to the Tenant beyond the Successor Landlord's interest in the applicable Leased Property and the rents, income, receipts, revenues, issues and profits issuing from such Leased Property, (f) responsible for the performance of any work to be done by the Landlord under the applicable Lease to render the applicable Leased Property ready for occupancy by Tenant, or (g) required to remove any Person occupying the applicable Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

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           21.3       NOTICE TO MORTGAGEE AND GROUND LANDLORD.

           Subsequent to the receipt by Tenant of notice from any Person that it is a Facility Mortgagee, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the applicable Leased Property as part of the demised premises, no notice from Tenant to Landlord as to the applicable Leased Property shall be effective unless and until a copy of the same is given to such Facility Mortgagee or ground lessor, and the curing of any of Landlord's defaults by such Facility Mortgagee or ground lessor shall be treated as performance by Landlord.

                                   ARTICLE 22

                         ADDITIONAL COVENANTS OF TENANT

           22.1       PROMPT PAYMENT OF INDEBTEDNESS.

           Tenant will (a) pay or cause to be paid when due all payments of principal of and premium and interest on Indebtedness for money borrowed and will not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with ARTICLE 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

           22.2       CONDUCT OF BUSINESS.

           Tenant will not engage in any business other than the ownership and operation of (a) the applicable Leased Property, or (b) any other health care properties owned by Landlord and leased to Tenant or given as security for Indebtedness owed to Landlord, and will do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and its rights and licenses necessary to conduct such business.

           22.3       ACCREDITATION.

           Tenant agrees to make diligent efforts to secure accreditation by the Joint Commission on Accreditation of Health Care Organizations or the Commission of Accreditation of Rehabilitation Facilities for the Facility maintained upon the applicable Leased Property such accreditation to be obtained as soon as reasonably practicable.

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           22.4       MAINTENANCE OF ACCOUNTS AND RECORDS.

           Tenant will keep true records and books of account in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP. Tenant will apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, except for changes approved by such independent public accountants. Tenant will provide to Landlord either in a footnote to the financial statements delivered under SECTION 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

           22.5       NOTICE OF CHANGE OF NAME, ADMINISTRATOR, ETC.

           Tenant will promptly give Notice to Landlord of any change in (a) the name (operating or otherwise) of Tenant or the applicable Facility, (b) the individual licensed as administrator of the Facility, (c) the number of beds in any bed category for which the applicable Facility is licensed or the number of beds in any bed category available for use at the applicable Facility, and (d) the patient and/or child care services that are offered at the applicable Facility.

           22.6       NOTICE OF LITIGATION, POTENTIAL EVENT OF DEFAULT, ETC.

           Tenant will promptly give Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party which involves a potential liability equal to or greater than $50,000, or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant. Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Ten Thousand Dollars ($10,000), or any event or condition that would be required to be disclosed in a current report filed by Community Care or Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant will furnish a Notice to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

           22.7       INDEBTEDNESS OF TENANT.

           Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

                    (a) Indebtedness of Tenant to Landlord;

                    (b) unsecured Indebtedness of Tenant, other than for money borrowed, incurred in the ordinary course of business;

                    (c)   Indebtedness   of  Tenant  for   taxes,   assessments,
governmental charges or levies, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of ARTICLE 8;

                    (d) Indebtedness of Tenant in respect of judgments or awards
(i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $50,000 in the aggregate at any one time outstanding, and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder, or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of ARTICLE 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

                    (e) unsecured borrowings of Tenant from its Affiliates which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant's obligations under the Leases; or

                    (f) Indebtedness (including without limitation, accrued and unpaid manage ment fees) of Tenant owed to Community Care or any wholly-owned Subsidiary of Community Care, PROVIDED that the payment of such Indebtedness shall be subject to the terms of a Subordination Agreement among Tenant as debtor, Community Care or such wholly-owned Subsidiary as subordinate creditor and Landlord as senior creditor, which subordination agreement shall be satisfactory to Landlord in its sole and absolute discretion; or

                    (g) Indebtedness of Tenant permitted by clause (a) or (b) of
SECTION 22.12 which is obtained from a Lending Institution which is not an Affiliate of Tenant and which may be secured as provided in such clauses; provided that at the time of incurrence thereof and after giving effect thereto, Tenant, on a pro forma basis, would have had a ratio of current assets to current liabilities, determined in accordance with GAAP, of at least 1 to 1, if such Indebtedness had been outstanding on the last day of the most recently completed fiscal quarter of Tenant and any Indebtedness which is to be satisfied with the proceeds of such Indebtedness had been satisfied as of such day; or

                    (h) Indebtedness of Tenant expressly consented to in writing by Landlord.

           22.8      DISTRIBUTIONS, PAYMENTS TO AFFILIATES, ETC.

           Tenant will not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliate (including payments in the ordinary course of business and payments pursuant to management agreements with any such Affiliate) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, (a) any event or condition shall exist which constitutes a Default or an Event of Default or (b) the aggregate amount of all such Distributions, from and after the Commencement Date shall exceed the sum of one hundred percent (100%) of the net income of Tenant, determined on a combined basis, for the period from the Commencement Date through the date of the proposed Distribution, determined after provision for taxes and before extraordinary items in accordance with GAAP.

           22.9       INVESTMENTS.

           Tenant shall not make, or permit to remain outstanding, at any time any Investment (including without limitation, the formation of or investment in any Subsidiary or the acquisition of any business) except the following:

                    (a) Marketable direct full faith and credit obligations of, and marketable obligations guaranteed by, the United States of America, or any agency or instrumentality thereof, which mature within one year from the date of acquisition thereof;

                    (b) Marketable direct full faith and credit obligations of any state of the United States of America, or any county, city, town, township or other governmental subdivision of any such state, which mature within one year from the date of acquisition thereof, provided, that such obligations are accorded a rating within one of the three highest grades by Moody's Investors Service, Inc. or Standard & Poor's Corporation;

                    (c) Commercial paper maturing no more than two hundred and seventy (270) days from the date of issue, provided that such paper is accorded a rating within the highest category by Moody's Investors Service, Inc. or Standard & Poor's Corporation; or

                    (d) Certificates of deposit which have a remaining term to maturity at the time of purchase of no more than one year (or which are subject to a repurchase agreement with one of the banks or trust companies described in this PARAGRAPH (D) exercisable within one year from the time of purchase) issued by banks or trust companies organized under the laws of the United States of America or a State thereof and which are member banks of the Federal Reserve System, and have aggregate capital, surplus and undivided profits of at least $100,000,000 and the long term obligations of which carry a rating of "A" or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation;

                    (e) Bonds or debentures which have a remaining term to maturity at the time of purchase of no more than one year, issued by a corporation, other than Community Care or an Affiliate thereof, organized under the laws of a State of the United States or the District of Columbia; PROVIDED, that such obligations carry a rating of "A" or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation.

           22.10      PROHIBITED TRANSACTIONS.

           Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliate of Tenant, except on terms and conditions which are not less favorable to Tenant than those on which similar transactions between unaffiliated parties could fairly be expected to be entered into on an arms-length basis except, Tenant may enter into a Management Agreement with its Affiliates without regard to this
SECTION 22.10 provided such Management Agreement is entered into in compliance with the provisions of SECTION 22.11.

           22.11      MANAGEMENT OF LEASED PROPERTY.

           Tenant shall not enter into any Management Agreement unless the terms thereof have been previously approved in writing by Landlord, and such approval shall be in Landlord's sole discretion. All management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of the applicable Facility, payable by Tenant, to
(a) any Guarantor (or any of its Affiliates) or (b) any Affiliates of Tenant, shall be subordinated to all of the obligations of Tenant due under the applicable Lease pursuant to a Subordination Agreement. Tenant shall not agree to any change in the Manager of the applicable Leased Property and/or the applicable Facility, to any change in the Management Agreement, terminate any Management Agreement or permit the Manager to assign the Management Agreement without the prior written approval of Landlord in each instance, which approval shall be subject to Landlord's sole and absolute discretion. The Management Agreement shall provide that Landlord shall be provided notice of any defaults thereunder and, at Landlord's option, an opportunity to cure such default; all in form and substance satisfactory to Landlord in its sole and absolute discretion. If Landlord shall cure any of Tenant's defaults under the Management Agreement, the cost of such cure shall be payable upon demand by Tenant to Landlord with interest accruing from the demand date at the Overdue Rate and the Landlord shall have the same rights and remedies for failure to pay such costs on demand as for Tenant's failure to pay Minimum Rent or Additional Rent. Tenant shall deliver to Landlord any instrument requested by Landlord to implement the intent of the foregoing provision.

           22.12 LIENS AND ENCUMBRANCES. Except as permitted by SECTION 7.1, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on the Leases, Tenant's Personal Property or any of its other respective assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

                      (a) Security interests securing the purchase price of equipment or personal property acquired after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question, (ii) the aggregate principal amount of Indebtedness secured by any such Lien does not exceed the cost of acquisition or construction of the property subject thereto; and
           (iii) the aggregate principal amount of
           all Indebtedness secured by any such Lien shall not exceed $__________ at any one time outstanding; or

                      (b) Security interests in accounts receivable; provided, however, that (i) such Lien shall at all times be confined solely to such assets, (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed 65% of the fair market value of such accounts receivable, (iii) the incurrence of the Indebtedness so secured complied with CLAUSE (G) of SECTION 22.7 and
           (iv) the Person issuing such Indebtedness becomes party to an intercreditor agreement with Landlord, the terms and conditions of which are satisfactory to Landlord.

                      (c) Permitted Encumbrances.

           22.13 MERGER; SALE OF ASSETS; ETC. Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock) or business to any Person, (ii) merge into or with or consolidate with any other entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property, provided that, notwithstanding the provisions of clause (iii), Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

           22.14      DEFINITIONS.

           When used in this  ARTICLE  22 the  following  terms  shall  have the
respective  meanings  provided  therefor  and,  unless  otherwise   specifically
indicated, shall be deemed to relate to Tenant:



                    (a) The term "DISTRIBUTIONS" shall mean (i) any declaration or payment of any dividend (except dividends payable in common stock of Tenant) on or in respect of any shares of any class of capital stock of Tenant, (ii) any purchase, redemption retirement or other acquisition of any shares of any class of capital stock of a corporation, (iii) any other distribution on or in respect of any shares of any class of capital stock of a corporation, or (iv) any return of capital to shareholders.

                    (b) The term "INDEBTEDNESS" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

                    (c) The term "INVESTMENT" shall mean all loans, advances, extensions of credit (except for accounts and notes receivable for merchandise sold or services furnished in the ordinary course of business, and amounts paid in advance on account of the purchase price of merchandise to be delivered to the payor within one year of the date of the advance), or purchases of stock, notes, bonds or other securities or evidences of indebtedness or capital contribution to any Person, whether in cash or other property. The amount of an Investment shall be its cost (the amount of cash or the fair market value of other property given in exchange therefor), whether or not written or charged off or sold or otherwise disposed of, except to the extent such cost shall have been paid to Tenant by a Person in which Tenant had no present or prospective financial interest at the time of such payment.

                    (d) "TANGIBLE NET WORTH" shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, EXCLUDING, HOWEVER, from the determination of total assets: (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (ii) all deferred charges or unamortized debt discount and expense; (iii) all reserves carried and not deducted from assets; (iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any subsidiary; (v) securities which are not readily marketable; (vi) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the Commencement Date; and (vii) any items not included in clauses
(i) through (vi) above that are treated as intangibles in conformity with GAAP.


                                   ARTICLE 23

                                  MISCELLANEOUS

           23.1       LIMITATION ON PAYMENT OF RENT.

           All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Lease or any of the other Transaction Documents exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of the applicable Lease or any of the other Transaction Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, IPSO FACTO, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of the Transaction Documents and any other agreements between Landlord and Tenant.

           23.2       NO WAIVER.

           No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter the applicable Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

           23.3       REMEDIES CUMULATIVE.

           To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord, now or hereafter provided either in the applicable Lease or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

           23.4       SEVERABILITY.

           Any clause, sentence, paragraph, section or provision of the applicable Lease held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of the applicable Lease, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and the applicable Lease shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

           23.5       ACCEPTANCE OF SURRENDER.

           No surrender to Landlord of the applicable Lease or of the applicable Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

           23.6       NO MERGER OF TITLE.

           It is expressly acknowledged to be the intent of the parties that there shall be no merger of the applicable Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly (a) the applicable Lease or the leasehold estate created hereby or any interest in the applicable Lease or such leasehold estate and (b) the fee estate or ground landlord's interest in the applicable Leased Property.

           23.7       CONVEYANCE BY LANDLORD.

           If Landlord or any successor owner of the applicable Leased Property shall convey such Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under the applicable Lease arising or accruing from and after the date of such conveyance or other transfer as to such Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

           23.8       QUIET ENJOYMENT.

           So long as Tenant shall pay the Rent as the same becomes due and shall substantially comply with all of the terms of the applicable Lease and perform its obligations hereunder and thereunder, Tenant shall peaceably and quietly have, hold and enjoy the applicable Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under ARTICLE 21, or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, and
(d) liens that have been consented to in writing by Tenant. Except as otherwise provided in the applicable Lease, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate the applicable Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under the applicable Lease, or to fail to perform any other obligation of Tenant hereunder.

           23.9       NON-LIABILITY OF TRUSTEES.

           THE DECLARATION OF TRUST ESTABLISHING LANDLORD, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF AS SESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR
SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

           23.10      LANDLORD'S CONSENT OF TRUSTEES.

           Where provision is made in the applicable Lease for Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any with holding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent.

           23.11      MEMORANDUM OF LEASE.

           Neither Landlord nor Tenant shall record the applicable Lease or this Master Lease Document. However, Landlord and Tenant shall promptly, upon the request of either, enter into a short form memorandum of the applicable Lease, in form suitable for recording under the laws of the State in which reference to the applicable Lease and the Master Lease Document, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such memorandum.

           23.12      NOTICES.

           Any notice, request, demand, statement or consent ("NOTICE") desired or required to be given hereunder shall be in writing and shall be delivered by hand, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given () when actually delivered, if delivered by hand, ((A)) upon receipt, if sent by certified mail, or (3) the next Business Day after being placed in the possession of an overnight delivery service, if sent by an overnight delivery service, and shall be addressed as follows:

If to Tenant:                             c/o Community Care of America, Inc.
                                          3050 North Horseshoe Drive, Suite 260
                                          Naples, Florida  33942

With copies to:                           Blass & Driggs
                                          461 Fifth Avenue
                                          New York, New York 10017
                                          Attn:  Michael S. Blass, Esq.

If to Landlord:                           Health and Retirement Properties Trust
                                          400 Centre Street
                                          Newton, Massachusetts 02158
                                          Attn:  President

With a copy to:                           Sullivan & Worcester LLP
                                          One Post Office Square
                                          Boston, Massachusetts 02109
                                          Attn:  Harry E. Ekblom, Jr., Esq.

or at such other place as any party hereto may from time to time hereafter designate to the other in writing. Any Notice given to Tenant from Landlord shall not imply that such Notice or any further or similar Notice was or is required. The failure of Landlord to provide the copies indicated above shall NOT render any Notice given by Landlord to Tenant ineffective.

           23.13      INCORPORATION BY REFERENCE.

           All of the representations, warranties and covenants of Tenant contained in the Merger Agreement and in each of the other Transaction Documents to which Tenant is a party are hereby incorporated by reference herein.

           23.14      CONSTRUCTION.

           Anything contained in the applicable Lease to the contrary notwithstanding, (i) all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of the applicable Lease shall survive such termination or expiration and (ii) neither party hereto shall be liable for any consequential damages suffered by the other party as the result of a breach by such party of its obligations owed to the other party. If any term or provision of the applicable Lease or any application thereof shall be invalid or unenforceable, the remainder of the applicable Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither the applicable Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of the applicable Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Master Lease Document or the applicable Lease to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Tenant under this Master Lease Document and the applicable Lease. Except as otherwise set forth in this Master Lease Document, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) shall survive the expiration or sooner termination of the applicable Lease. The headings in the applicable Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           23.15     CONSENT TO JURISDICTION.

           ANY ACTION TO ENFORCE, ARISING OUT OF, OR RELATING IN ANY WAY TO, ANY OF THE PROVISIONS OF THE APPLICABLE LEASE OR ANY TRANSACTION DOCUMENT MAY BE BROUGHT AND PROSECUTED IN SUCH COURT OR COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS AS IS PROVIDED BY LAW; AND TENANT CONSENTS TO THE JURISDICTION OF SAID COURT OR COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS AND TO SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR IN ANY MANNER PROVIDED BY LAW.

           23.16      WAIVER OF JURY TRIAL.

           EXCEPT TO THE EXTENT PROHIBITED BY LAW WHICH CANNOT BE WAIVED, TENANT HEREBY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY NATURE WHATSOEVER ARISING UNDER, OUT OF OR IN CONNECTION WITH THE APPLICABLE
LEASE OR ANY OTHER TRANSACTION DOCUMENT AND IN CONNECTION WITH SUCH ACTION OR PROCEEDING, WHETHER ARISING UNDER STATUTE (INCLUDING ANY FEDERAL OR STATE CONSTITUTION) OR UNDER THE LAW OF CONTRACT, TORT OR OTHERWISE AND INCLUDING, WITHOUT LIMITATION, ANY CHALLENGE TO THE LEGALITY, VALIDITY, BINDING EFFECT OR ENFORCEABILITY OF THIS PARAGRAPH OR THE APPLICABLE LEASE OR ANY OTHER TRANSACTION DOCUMENTS.

           23.17      GOVERNING LAW.

           THE APPLICABLE LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING RULES REGARDING CHOICE OF LAW) OF THE COMMONWEALTH OF MASSACHUSETTS, EXCEPT AS TO MATTERS REGARDING THE INTERNAL AFFAIRS OF LANDLORD AND ISSUES OF OR LIMITATIONS ON ANY PERSONAL LIABILITY OF THE SHAREHOLDERS AND TRUSTEES OF LANDLORD FOR OBLIGATIONS OF LANDLORD, AS TO WHICH THE LAWS OF THE STATE OF MARYLAND SHALL GOVERN AND EXCEPT TO THE EXTENT THAT MATTERS OF TITLE OR RELATING TO INTERESTS IN REAL PROPERTY ARE REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE.

           IN WITNESS WHEREOF, the parties have executed this Master Lease Document as a sealed instrument as of the date first above written.

Executed in the                LANDLORD:
presence of:
                               HEALTH AND RETIREMENT PROPERTIES
                               TRUST, a Maryland real estate investment trust



                               By:   /s/ David J. Hegarty
- ----------------------            ---------------------------
                                         David J. Hegarty
                                         Its: President


                               TENANTS:

                               MARIETTA/SCC, INC.
                               a Georgia corporation


                               By:   /s/
- ----------------------            ---------------------------
                                  Its:
                                       ----------------------


                               GLENWOOD/SCC, INC.
                               a Georgia corporation


                               By:   /s/
- ----------------------            ---------------------------
                                  Its:
                                       ----------------------


                               DUBLIN/SCC, INC.
                               a Georgia corporation


                               By:   /s/
- ----------------------            ---------------------------
                                  Its:
                                       ----------------------

                               MACON/SCC, INC.
                               a Georgia corporation


                               By:   /s/
- ----------------------            ---------------------------
                                  Its:
                                       ----------------------



                               COLLEGE PARK/SCC, INC.
                               a Georgia corporation


                               By:   /s/
- ----------------------            ---------------------------
                                  Its:
                                       ----------------------







                                Signature Page to
                              Master Lease Document
                            dated as of May 10, 1996

                                   EXHIBIT A-1

                          COLLECTIVE LEASED PROPERTIES

                                   EXHIBIT A-2

                              PRIMARY INTENDED USE

                                    EXHIBIT B

                                  FORM OF LEASE

                                   SCHEDULE I

                              TRANSACTION DOCUMENTS

                                   SCHEDULE II

                              ENVIRONMENTAL MATTERS